As filed with the Securities and Exchange Commission on March 8, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SKYWORKS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2302115
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20 Sylvan Road
Woburn, Massachusetts 01801
(781) 376-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark V. B. Tremallo, Esq.
Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(781) 376-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark G. Borden, Esq.
Peter N. Handrinos, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6675
Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of	Amount	offering price per	Proposed maximum	Amount of
securities to be registered	to be registered	unit	aggregate offering price	registration fee
1 1/4% Convertible Subordinated Notes due 2010	$100,000,000	100%	$100,000,000	$3,070
1 1/2% Convertible Subordinated Notes due 2012	$100,000,000	100%	$100,000,000	$3,070
Common Stock, $0.25 par value per share	32,747,315(1)	(2)	(2)	(2)

(1)	Includes 32,747,315 shares of common stock issuable upon conversion of the 1 1/4% Convertible Subordinated Notes due 2010 and the 1 1/2% Convertible Subordinated Notes due 2012 at an initial conversion rate of 105.0696 shares per $1,000 principal amount of the notes and the maximum number of shares issuable upon increase in the conversion rate upon certain fundamental changes. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock that may be issued upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(2)	Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the registrant.

Prospectus

$100,000,000 1 1/4% Convertible Subordinated Notes due 2010
$100,000,000 1 1/2% Convertible Subordinated Notes due 2012
and Shares of Common Stock Issuable Upon Conversion of the Notes

The securities to be offered and sold using this prospectus are our 1 1/4% Convertible Subordinated Notes due 2010, or the 2010 notes, and our 1 1/2% Convertible Subordinated Notes due 2012, or the 2012 notes, which we issued in a private placement in March 2007, and shares of our common stock issuable upon conversion of the 2010 notes and 2012 notes. We refer to the 2010 notes and 2012 notes together as the notes.

Any securities offered and sold using this prospectus will be offered and sold by the selling security holders to be named in one or more supplements to this prospectus or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. See “Selling Security Holders” beginning on page 27. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered or sold using this prospectus.

We will pay interest on the notes semi-annually on each March 1 and September 1, commencing on September 1, 2007. The 2010 notes mature on March 1, 2010, and the 2012 notes mature on March 1, 2012. We may not redeem the notes.

The notes are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our option. The initial conversion rate for the notes is 105.0696 shares per $1,000 principal amount, which is equivalent to a conversion price of approximately $9.52 per share, subject to adjustments for certain events. Holders may surrender some or all of their notes for conversion at any time prior to maturity.

Upon the occurrence of a fundamental change, holders may require us to repurchase some or all of their notes for cash at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any. Also, if a fundamental change occurs, we may be required to increase the conversion rate for any notes converted in connection with such fundamental change by a specified number of shares of our common stock. The extent to which the conversion rate will be increased will be based on the price paid, or deemed to be paid, in respect of a share of our common stock in, and the effective date of, the fundamental change.

The notes are our subordinated unsecured obligations and rank junior in right of payment to our existing and future senior obligations. Our obligations under the notes are not guaranteed by, and are structurally subordinated in right of payment to all existing and future obligations of, our subsidiaries.

The notes are not, and will not be, listed on any securities exchange. The notes are currently designated for trading on The PORTALsm Market. Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “SWKS.” The reported last sale price of our common stock on Nasdaq on March 7, 2007 was $6.51 per share.

Investing in the notes and our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2007.

Page

About this Prospectus .	1
Forward-Looking Statements	2
Where You Can Find More Information and Incorporation by Reference	2
Prospectus Summary	4
Risk Factors	8
Use of Proceeds	26
Dividend Policy	26
Ratio of Earnings to Fixed Charges	26
Selling Security Holders	27
Description of Capital Stock	28
Description of Other Indebtedness	32
Description of the Notes	33
Certain United States Federal Income Tax Considerations	55
Plan of Distribution	63
Legal Matters	65
Experts	65
EX-4.1: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
EX-4.2: SECOND AMENDED AND RESTATED BY-LAWS
EX-4.4: FORM OF 1 1/4% CONVERTIBLE SUBORDINATED NOTE
EX-4.5: FORM OF 1 1/2% CONVERTIBLE SUBORDINATED NOTE
EX-5.1: OPINION OF WILMER CUTLER PICKERING HALE AND DORR LLP
EX-12.1: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
EX-23.1: CONSENT OF KPMG LLP
EX-25.1: STATEMENT OF ELIGIBILITY OF TRUSTEE ON FORM T-1

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus or in any supplement to this prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Skyworks®, Breakthrough Simplicity®, the star design logo®, DCR®, Heliostm, Interatm, iPACtm, LIPAtm, Polar Looptm, Single Package Radiotm, SPR®, System Smart®, and Trans-Tech® are trademarks or service marks of Skyworks Solutions, Inc. or its subsidiaries. All other trademarks or trade names in this prospectus are the property of their respective owners.

Except for purposes of the “Description of the Notes” section or unless stated otherwise or the context otherwise requires, references in this prospectus to “Skyworks,” the “Company,” “we,” “us” and “our” refer to Skyworks Solutions, Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, the selling security holders to be named in any supplement to this prospectus under the heading “Selling Security Holders” or any report filed with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 may sell, from time to time, in one or more offerings, the notes and shares of our common stock issuable upon conversion of the notes registered under the registration statement of which this prospectus is a part. These securities were acquired from us in an unregistered private offering. A prospectus supplement may set forth specific information about the terms of any offering by the selling security holders. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included herein or incorporated herein by reference are forward-looking statements.

Included among forward-looking statements are those relating to, among other things:

•	our plans to develop and market new products, enhancements or technologies and the timing of these development programs;

•	our estimates regarding our capital requirements and our needs for additional financing;

•	our estimates of expenses and future revenues and profitability;

•	our estimates of the size of the markets for our products and services;

•	the rate and degree of market acceptance of our products;

•	the success of other competing technologies that may become available; and

•	other non-historical or future information.

These forward-looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “forecast,” “intend,” “plan,” “project,” “potential,” “continue,” “predict,” “propose,” “strategy” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of important factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus and those risks discussed in our Annual Report on Form 10-K for the fiscal year ended September 29, 2006. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy and information statements and other information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We “incorporate by reference” information into this prospectus, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and are an important part of this prospectus.

The following documents that we have filed with the SEC (File No. 1-15560) are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended September 29, 2006, filed on December 13, 2006;

•	Quarterly Report on Form 10-Q for the first quarter ended December 29, 2006, filed on February 7, 2007;

•	Current Reports on Form 8-K filed on October 2, 2006 (but only with respect to the information under Items 2.05 and 2.06 thereof), October 24, 2006, November 13, 2006, February 27, 2007 (but only with respect to the information under Item 3.02 thereof) and March 5, 2007; and

•	Description of our common stock contained in our registration statements on Form 8-A.

We hereby incorporate by reference all documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the date our offering is terminated into this prospectus and they will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of the indenture and registration rights agreement and any or all of the information incorporated by reference into this prospectus but not delivered herewith, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us as follows:

Skyworks Solutions, Inc.
20 Sylvan Rd.
Woburn, MA 01801
Telephone: (781) 376-3000
Attention: Investor Relations

You can access electronic copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports and any other documents we file with the SEC, free of charge, on our website at http://www.skyworksinc.com. Access to those electronic filings is available as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus and does not contain all of the information you need to consider in making your investment decision. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto incorporated by reference into this prospectus. You should read carefully this entire prospectus and such other information and should consider, among other things, the matters set forth in the section entitled “Risk Factors” before deciding to invest in the notes or our common stock.

Our Company

We design, manufacture and market a broad range of high performance analog and mixed signal semiconductors that enable wireless connectivity. Our power amplifiers (PAs), front-end modules (FEMs) and integrated radio frequency (RF) solutions can be found in many of the cellular handsets sold by the world’s leading manufacturers. Leveraging our core PA and RF technologies, we also offer a diverse portfolio of linear integrated circuits (IC) that support automotive, broadband, cellular infrastructure, industrial and medical applications.

We have aligned our product portfolio around two markets: cellular handsets and diversified linear products. Our cellular handset products include highly customized PAs, FEMs and integrated RF transceivers that are at the heart of many of today’s leading-edge multimedia handsets. Our primary customers for these products include top-tier handset manufacturers such as Motorola, Sony Ericsson, Samsung and LG Electronics. We also offer over 800 different linear products to a highly diversified non-handset customer base. Our linear products are precision ICs that target markets in wireless communications infrastructure, broadband networking, medical, automotive and industrial applications. Representative linear products include catalog synthesizers, mixers, switches, diodes and RF receivers. Our primary customers for linear products include Ericsson, Huawei, Alcatel •Lucent, ZTE and Broadcom, as well as leading distributors such as Avnet.

We are a leader in the PA and FEM market for cellular handsets, and we plan to build upon our position by continuing to develop more highly integrated and higher performance products necessary for the next generation of multimedia handsets. Our competitors in the handset market include RF Micro Devices, Anadigics and TriQuint Semiconductor. In the linear products market, we plan to continue to grow by both expanding distribution of our standard components and by leveraging our core analog, mixed signal and RF technologies to develop integrated products for specific customer applications. Our competitors in the linear products market include Analog Devices, Hittite Microwave, Linear Technology and Maxim Integrated Products.

We operate worldwide, with manufacturing plants in North America and facilities in Asia, Europe and North America.

Our principal executive offices are located at 20 Sylvan Road, Woburn, Massachusetts 01801, and our telephone number is (781) 376-3000. Our website is located at www.skyworksinc.com. Information contained on our website is not a part of this prospectus.

The Offering

This prospectus covers the resale of up to $200,000,000 aggregate principal amount of the notes and the shares of our common stock issuable upon conversion of the notes. We issued and sold a total of $200,000,000 aggregate principal amount of the notes on March 2, 2007 in a private placement to an initial purchaser. The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes and the shares of common stock issuable upon conversion of the notes, please refer to the sections of this document entitled “Description of the Notes” and “Description of Capital Stock,” respectively. For purposes of the following summary reference to “we,” “us,” “our” and “Skyworks” refer solely to Skyworks Solutions, Inc. and not to its subsidiaries.

Issuer	Skyworks Solutions, Inc.

Selling Security Holders	The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders named in a supplement to this prospectus or in one or more reports filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. See “Selling Security Holders.”

Notes Offered	$100,000,000 aggregate principal amount of 1 1/4% convertible subordinated notes due 2010.

$100,000,000 aggregate principal amount of 1 1/2% convertible subordinated notes due 2012.

Maturity Dates	March 1, 2010 for the 2010 notes.

March 1, 2012 for the 2012 notes.

Common Stock Offered	Shares of our common stock, par value $0.25 per share, issuable upon conversion of the notes.

Interest Payment Dates	March 1 and September 1 of each year, beginning on September 1, 2007.

Interest	1 1/4% per annum for the 2010 notes.

1 1/2% per annum for the 2012 notes.

Interest is payable semiannually in arrears. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees	The notes are not guaranteed.

Ranking	The notes are our unsecured subordinated obligations and are:

• subordinated in right of payment to all of our existing and future senior indebtedness, except that the notes rank equal in right of payment with our 4.75% convertible subordinated notes due November 2007 (the “2007 notes”); and

• structurally subordinated in right of payment to all indebtedness and liabilities of our subsidiaries, including trade debt and amounts borrowed by our wholly-owned subsidiary, Skyworks USA, Inc., under its credit facility with Wachovia Bank, N.A., under which $50.0 million was outstanding as of December 29, 2006.

Conversion	Prior to maturity, a holder may surrender some or all of its notes for conversion. Notes are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our option. Holders may only convert notes with a principal amount of $1,000 or an integral multiple of $1,000.

The initial conversion rate for the 2010 notes and for the 2012 notes is 105.0696 shares per $1,000 principal amount of the applicable notes, which is equivalent to a conversion price of approximately $9.52 per share, in each case, subject to adjustments for certain events.

Except as described in “Description of the Notes — Conversion of Notes,” no separate payment or adjustment will be made for accrued and unpaid interest on a converted note or for dividends or distributions on any of our common stock issued upon conversion of a note.

Fundamental Change Purchase	A holder may require us to repurchase some or all of its notes for cash upon the occurrence of a fundamental change at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of the Notes “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change.”

Conversion Rate Adjustment upon a Fundamental Change	If a fundamental change occurs, we may be required to increase the conversion rate for any notes converted in connection with such fundamental change by a specified number of shares of our common stock.

The extent to which the conversion rate will be increased will be based on the price paid, or deemed to be paid, in respect of a share of our common stock in, and the effective date of, the fundamental change. A description of how the conversion rate will be increased and tables showing the conversion rate that would apply at various stock prices and fundamental change effective dates are set forth under “Description of the Notes — Conversion of Notes — Increase of Conversion Rate Upon Certain Fundamental Changes.”

Sinking Fund	None.

Use of Proceeds	We will not receive any proceeds from the sale by any selling security holder of the notes or our common stock issuable upon conversion of the notes.

Trustee and Paying Agent	U.S. Bank National Association.

DTC Eligibility	The notes were issued in fully registered form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances. See “Description of the Notes — Book-Entry Delivery and Form.”

Listing and Trading	The notes are eligible for trading on The PORTAL Market; however, we cannot assure any holder that any trading market will develop or the notes will have any liquidity. See “Risk Factors.” Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.”

Governing Law	The indenture and the notes provide that they are governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors

See “Risk Factors” beginning on page 8 of this prospectus for a discussion of certain factors that you should carefully consider before investing in the notes or our common stock.

RISK FACTORS

An investment in the notes and our common stock involves risks. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks actually occurs, our business, and your investment in the notes and our common stock, could be negatively affected. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also negatively affect us and your investment in the notes and our common stock.

Risks Relating to the Notes and Our Common Stock

If we are unable to pay all of our debts, holders of the notes will receive payment on the notes only if we have funds remaining after we have paid our senior indebtedness.

The notes are unsecured and subordinated in right of payment to all of our existing and future senior indebtedness. The indenture governing the notes defines senior indebtedness as all of our indebtedness other than any indebtedness that expressly states that it is not superior in right of payment to the notes. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the convertible notes due to an event of default under the indenture and in specified other events, our assets will be available to pay obligations on the notes only after all senior indebtedness has been paid. In addition, all payments on the notes will be blocked in the event of a payment default on certain senior indebtedness and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on certain senior indebtedness. As of December 29, 2006, we had no indebtedness outstanding that would constitute senior indebtedness.

The notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including amounts borrowed by our wholly-owned subsidiary, Skyworks USA, Inc., under its credit facility with Wachovia Bank, N.A. As of December 29, 2006, there was $50.0 million outstanding under this credit facility. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for payment of the notes. As a result, we may not have sufficient assets to pay amounts due on any or all of the notes.

The convertible notes are unsecured and contain no restrictive covenants.

The notes are not secured by our assets or those of our subsidiaries. The indenture does not limit our ability to incur debt, including secured debt. Accordingly, the notes are effectively subordinated to any of our existing or future secured debt to the extent of the assets securing that debt. In addition, the indenture does not contain any financial covenants, restrict our ability to repurchase our securities, pay dividends or make restricted payments or contain covenants or other provisions to afford holders protection in the event of a transaction that substantially increases our level of indebtedness. Furthermore, the requirement that we offer to repurchase the notes upon a fundamental change is limited to transactions specified in the definition of “fundamental change” under “Description of the Notes — Repurchase of Notes at the Option of Holders Upon a Fundamental Change” and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Rating agencies may provide unsolicited ratings on the notes that could reduce the market value or liquidity of the notes and our common stock.

We have not requested a rating of the notes from any rating agency and we do not anticipate that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price or liquidity of the notes and our common stock could be harmed.

The adjustment to increase the conversion rate for notes converted in connection with a fundamental change may not adequately compensate holders for the lost option time value of their notes as a result of such fundamental change and may not be enforceable.

If a fundamental change occurs, we may be required to increase the conversion rate for any notes converted in connection with such fundamental change. The extent to which the conversion rate will be increased will be based on the date on which the fundamental change becomes effective and the price paid, or deemed to be paid, in respect of a share of our common stock in the fundamental change as described under “Description of the Notes — Conversion of Notes — Increase of Conversion Rate Upon Certain Fundamental Changes.” While this adjustment is designed to compensate the holders of notes for the lost option time value of their notes as a result of a fundamental change, the adjustment is only an approximation of such lost value and may not adequately compensate them for such loss. In addition, if the price paid, or deemed to be paid, in respect of a share of our common stock in connection with such fundamental change is less than $7.05 or more than $40.00 (subject to adjustment), we will not increase the conversion rate in connection with such fundamental change. Furthermore, our obligation to make the adjustment could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

There is no public market for the notes, which could limit their market price or the ability to sell them for an amount equal to or higher than their initial offering price.

The notes are new issues of securities for which there currently are no trading markets. Although the notes are designated for trading on The PORTAL Market, we do not intend to apply for a listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, a market for the notes may not develop and the holders of notes may not be able to sell their notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, the price of our underlying common stock, general economic conditions and our financial condition, performance and prospects. The initial purchaser has advised us that it intends to make markets in the notes, but it is not obligated to do so. The initial purchaser may terminate its market making activities at any time, in its sole discretion, which could negatively impact the ability of holders of notes to sell the notes or the prevailing market price at the time holders of notes choose to sell.

We may not be able to repurchase the notes upon a fundamental change or pay a holder of notes cash upon conversion of its notes.

Upon the occurrence of a fundamental change, a holder of a note will have the right to require us to repurchase its note at a price in cash equal to 100% of the principal amount of the note such holder has selected to be repurchased plus accrued and unpaid interest, if any, to, but not including, the repurchase date. Any future credit agreement or other agreements relating to indebtedness to which we become a party may contain similar provisions. In the event that we experience a fundamental change that results in us having to repurchase the notes or upon a holder’s conversion of notes, we may not have sufficient financial resources to satisfy all of our obligations under the notes and our other debt instruments. Our failure to make the fundamental change offer, to pay the fundamental change repurchase price when due, or to pay cash to a holder upon conversion of notes, would result in a default under the indenture governing the notes. In addition, the fundamental change feature of the notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide a holder with protection in a highly leveraged transaction. See “Description of the Notes — Repurchase of Notes at the Option of Holders Upon a Fundamental Change” and “Description of the Notes — Consolidation, Merger and Sale of Assets.”

The price of our common stock may experience volatility in the future and the issuance of substantial amounts of our common stock could adversely affect the price of our common stock and, thus, the price of the notes. Additionally, the price of our common stock will impact the price of the notes.

The notes are convertible into cash, shares of our common stock or both cash and shares of our common stock, at our option, and the number of shares into which the notes may be partially converted will depend on the market price of our common stock. The market price of our common stock may experience high volatility in the future, and the broader stock market from time to time experiences significant price and volume fluctuations. This volatility has and may continue to affect the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock in a similar fashion. In addition, our announcements of our quarterly operating results or other company-specific events, changes in general conditions in the economy or the financial markets, changes in outlook, estimates or coverage of us by research analysts and other developments affecting us or our competitors could also cause the market price of our common stock to fluctuate substantially. The trading price of the notes is expected to be affected significantly by the price of our common stock.

In addition, the issuance of substantial amounts of our common stock, including any common stock issuable upon conversion of the notes or the 4.75% convertible subordinated notes due November 2007, or the 2007 notes, could adversely impact its price. In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes or the 2007 notes. As of December 29, 2006, approximately 12.5 million shares of our common stock were reserved for issuance for outstanding stock options. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our common stock. The issuance and sales of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and the trading price of the notes.

The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes or the 2007 notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

Conversion of the notes or the 2007 notes may affect the trading price of our common stock.

The conversion of some or all of the notes or the 2007 notes and any sales in the public market of our common stock issued upon such conversion could adversely affect the market price of our common stock. In addition, the existence of the notes or the 2007 notes may encourage short selling by market participants because the conversion of the notes or the 2007 notes could depress our common stock price.

Upon conversion of the notes, we may elect to provide converting holders cash or a combination of cash and shares of our common stock. Therefore, holders of the notes may receive no shares of our common stock or fewer shares than they may expect.

Our conversion obligation to holders will be satisfied, at our option, in cash, shares of our common stock or a combination of both. Accordingly, upon conversion of a note, holders may not receive any shares of common stock, or they might receive fewer shares of common stock than they may expect.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

A holder of notes will have rights with respect to our common stock only if and when we deliver shares of common stock to the holder upon conversion of its notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to a holder of notes, the holder will not be entitled to vote on the amendment, although any shares of our common stock that the holder later receives upon conversion will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock. Similarly, if we declare a dividend, a holder of notes will only be entitled to the conversion rate adjustment, if any, provided for under “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments.”

There are restrictions on the ability to resell notes and any common stock issuable upon conversion of the notes.

The notes and any common stock issuable upon conversion of the notes are being offered and sold pursuant to an exemption from registration under U.S. and applicable state securities laws. As a result, the notes and any common stock issuable upon conversion of the notes may be transferred or resold only in transactions registered under, or exempt from, U.S. and applicable state securities laws. Therefore, a holder of notes may be required to bear the risk of its investment for an indefinite period of time. Pursuant to a registration rights agreement executed in connection with the offering by us of the notes, we have filed a shelf registration statement, of which this prospectus is a part with the SEC. We cannot assure any holder that the registration statement will remain effective or that there will be an active trading market for the notes. If the registration statement does not remain effective, this could adversely affect the liquidity and price of the notes and common stock issuable upon conversion of the notes. Selling security holders who sell notes or common stock issuable upon conversion of the notes pursuant to the registration statement may be subject to certain restrictions and potential liability under the Securities Act. If we do not comply with certain of our obligations under the registration rights agreement, we will be obligated to pay additional interest to holders of the notes. See “Description of the Notes — Registration Rights.”

Investors should consider the U.S. federal income tax consequences of owning the notes.

Holders should be aware that the conversion of notes into either cash only or a combination of cash and shares of our common stock will be taxable, at least in part, at the time of such conversion (or subject to alternative treatment different from that of conventional convertible debt instruments). These consequences may be materially different from the consequences that may be expected by holders in considering other convertible debt investments. Investors are urged to consult with their own tax advisor concerning such consequences and the potential impact in particular circumstances. The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes are summarized in this prospectus under the heading “Certain United States Federal Income Tax Considerations.”

Holders of notes may have to pay taxes with respect to distributions on the common stock that they do not receive.

The conversion price of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. Please read “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments.” If, for example, the conversion price is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, a holder of notes may be required to include an amount in income for federal income tax purposes, notwithstanding the fact that the holder does not receive such distribution. In addition, holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. If we pay withholding taxes on behalf of a holder, we may set off such payments against payments of cash and common stock on the notes. See “Certain United States Federal Income Tax Considerations.”

Our stock price has been volatile and may fluctuate in the future. Accordingly, the price of our notes may fluctuate.

The trading price of our common stock has and may continue to fluctuate significantly. Such fluctuations may be influenced by many factors, including:

•	our performance and prospects,

•	the performance and prospects of our major customers,

•	the depth and liquidity of the market for our common stock,

•	investor perception of us and the industry in which we operate,

•	changes in earnings estimates or buy/sell recommendations by analysts,

•	general financial and other market conditions, and

•	domestic and international economic conditions.

Public stock markets have recently experienced extreme price and trading volume volatility, particularly in the technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons frequently unrelated to or disproportionately impacted by the operating performance of these companies. These broad market fluctuations may materially and adversely affect the market price of our common stock.

In addition, fluctuations in our stock price, volume of shares traded, and our price-to-earnings multiple may have made our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction, particularly when viewed on a quarterly basis. We have been, and in the future may be, the subject of commentary by financial news media. Such commentary may contribute to volatility in our stock price. If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline, possibly substantially over a short period of time.

We have no plans to pay dividends on our common stock. A common stockholder may not receive funds without selling its shares.

We currently intend to retain all of our future earnings, if any, to finance our operations. Accordingly, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration, payment and amount of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, results of operations, cash flow from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law.

We can issue preferred stock without stockholder approval, which could materially adversely affect the rights of common stockholders.

Our second amended and restated certificate of incorporation authorizes us to issue up to 25,000,000 shares of preferred stock in one or more series, the designation, number, voting powers, preferences, and rights of which may be fixed from time to time by our board of directors. Accordingly, the board of directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the voting power or other rights of the common stockholders or the market value of the common stock.

Risks Relating to Our Business

We operate in the highly cyclical wireless communications semiconductor industry, which is subject to significant downturns.

We operate primarily in the semiconductor industry, which is cyclical and subject to rapid change and evolving industry standards. From time to time, changes in general economic conditions, together with other factors, cause significant upturns and downturns in the industry. Periods of industry downturn are characterized by diminished product demand, production overcapacity, excess inventory levels and accelerated erosion of average selling prices. These characteristics, and in particular their impact on the level of demand for digital cellular handsets, may cause substantial fluctuations in our revenues and results of operations. Furthermore, downturns in the semiconductor industry may be severe and prolonged, and any prolonged delay or failure of the industry or the wireless communications market to recover from downturns would materially and adversely affect our business, financial condition and results of operations. The semiconductor industry also periodically experiences increased demand and production capacity and materials constraints, which may affect our ability to meet customer demand for our products. We have experienced these cyclical fluctuations in our business and may experience cyclical fluctuations in the future.

There are many uncertainties involving shifting marketplace dynamics. If we are unable to respond to shifting customer demand on a timely basis, if at all, our operating results may be adversely affected.

Our operating results for fiscal 2005 and fiscal 2006 were adversely affected by shifting marketplace dynamics which favored Tier I and Tier II handset manufacturers and suppliers. Consolidation of the global handset marketplace from smaller Tier III handset customers primarily located in developing countries to Tier I and Tier II customers accelerated in fiscal 2006. This trend led to a slowdown in customer orders, increasing channel inventories and customer defaults on accounts receivable. We responded to this rapidly changing dynamic by exiting our baseband product area in the fourth quarter of fiscal 2006. While this marketplace shift only affected our baseband product area, there can be no assurances that future changes in marketplace conditions in our other product areas will not materially and adversely affect our operating results. We may not be able to respond to shifting customer demand in other product areas on a timely basis, if at all, and accordingly this could result in a material and adverse impact to our operating results.

We have incurred substantial operating losses in the past and may experience future losses.

Our operating results for fiscal years 2002 and 2003 were adversely affected by a global economic slowdown, decreased consumer confidence, reduced capital spending, and adverse business conditions and liquidity concerns in the telecommunications and related industries. These factors led to a slowdown in customer orders, an increase in the number of cancellations and reschedulings of backlog, higher overhead costs as a percentage of our reduced net revenue, and an abrupt decline in demand for many of the end-user products that incorporate our wireless communications semiconductor products and system solutions.

During the fourth fiscal quarter of 2006, we began the restructuring of our business by discontinuing our baseband operations which resulted in substantial operating losses. As a result, in fiscal year 2006, we had operating losses of $66.3 million.

Additionally, the conflict in Iraq, as well as other contemporary international conflicts, natural disasters, acts of terrorism, and civil and military unrest contributes to the economic uncertainty. These continuing and potentially escalating conflicts can also be expected to place continued pressure on economic conditions in the United States and worldwide. These conditions make it extremely difficult for our customers, our vendors and for us to accurately forecast and plan future business activities. If such uncertainty continues or economic conditions worsen (or both), our business, financial condition and results of operations will likely be materially and adversely affected.

The wireless semiconductor markets are characterized by intense competition which may cause pricing pressures, decreased gross margins and loss of market share and may materially and adversely affect our business, financial condition and results of operations.

The wireless communications semiconductor industry in general and the markets in which we compete in particular are intensely competitive. We compete with U.S. and international semiconductor manufacturers of all sizes in terms of resources and market share, including RF Micro Devices, Anadigics and TriQuint Semiconductor. As we expand in the linear products market, we will compete with companies in other industries, including Analog Devices, Hittite Microwave, Linear Technology and Maxim Integrated Products.

We currently face significant competition in our markets and expect that intense price and product competition will continue. This competition has resulted in, and is expected to continue to result in, declining average selling prices for our products and increased challenges in maintaining or increasing market share. Furthermore, additional competitors may enter our markets as a result of growth opportunities in communications electronics, the trend toward global expansion by foreign and domestic competitors and technological and public policy changes. We believe that the principal competitive factors for semiconductor suppliers in our markets include, among others:

•	rapid time-to-market and product ramp,

•	timely new product innovation,

•	product quality, reliability and performance,

•	product price,

•	features available in products,

•	compliance with industry standards,

•	strategic relationships with customers, and

•	access to and protection of intellectual property.

We cannot assure you that we will be able to successfully address these factors. Many of our competitors enjoy the benefit of:

•	long presence in key markets,

•	name recognition,

•	high levels of customer satisfaction,

•	ownership or control of key technology or intellectual property, and

•	strong financial, sales and marketing, manufacturing, distribution, technical or other resources.

As a result, certain competitors may be able to adapt more quickly than we can to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the development, promotion and sale of their products than we can.

Current and potential competitors have established or may in the future establish, financial or strategic relationships among themselves or with customers, resellers or other third parties. These relationships may affect customers’ purchasing decisions. Accordingly, it is possible that new competitors or alliances among competitors could emerge and rapidly acquire significant market share. Furthermore, some of our customers have divisions that internally develop or manufacture products similar to ours, and may compete with us. We cannot assure you that we will be able to compete successfully against current and potential competitors. Increased competition could result in pricing pressures, decreased gross margins and loss of market share and may materially and adversely affect our business, financial condition and results of operations.

Our manufacturing processes are extremely complex and specialized and disruptions could have a material adverse effect on our business, financial condition and results of operations.

Our manufacturing operations are complex and subject to disruption, including for causes beyond our control. The fabrication of integrated circuits is an extremely complex and precise process consisting of hundreds of separate steps. It requires production in a highly controlled, clean environment. Minor impurities, contamination of the clean room environment, errors in any step of the fabrication process, defects in the masks used to print circuits on a wafer, defects in equipment or materials, human error, or a number of other factors can cause a substantial percentage of wafers to be rejected or numerous die on each wafer to malfunction. Because our operating results are highly dependent upon our ability to produce integrated circuits at acceptable manufacturing yields, these factors could have a material adverse affect on our business. In addition, we may discover from time to time defects in our products after they have been shipped, which may require us to pay warranty claims, replace products, or pay costs associated with the recall of a customer’s products containing our parts.

Additionally, our operations may be affected by lengthy or recurring disruptions of operations at any of our production facilities or those of our subcontractors. These disruptions may include electrical power outages, fire, earthquake, flooding, war, acts of terrorism, health advisories or risks, or other natural or man-made disasters. Disruptions of our manufacturing operations could cause significant delays in shipments until we are able to shift the products from an affected facility or subcontractor to another facility or subcontractor. In the event of such delays, we cannot assure you that the required alternative capacity, particularly wafer production capacity, would be available on a timely basis or at all. Even if alternative wafer production or assembly and test capacity is available, we may not be able to obtain it on favorable terms, which could result in higher costs and/or a loss of customers. We may be unable to obtain sufficient manufacturing capacity to meet demand, either at our own facilities or through external manufacturing or similar arrangements with others.

Due to the highly specialized nature of the gallium arsenide integrated circuit manufacturing process, in the event of a disruption at the Newbury Park, California or Woburn, Massachusetts semiconductor wafer fabrication facilities, alternative gallium arsenide production capacity would not be immediately available from third-party sources. These disruptions could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to maintain and improve manufacturing yields that contribute positively to our gross margin and profitability.

Minor deviations or perturbations in the manufacturing process can cause substantial manufacturing yield loss, and in some cases, cause production to be suspended. Manufacturing yields for new products initially tend to be lower as we complete product development and commence volume manufacturing, and typically increase as we bring the product to full production. Our forward product pricing includes this assumption of improving manufacturing yields and, as a result, material variances between projected and actual manufacturing yields will have a direct effect on our gross margin and profitability. The difficulty of accurately forecasting manufacturing yields and maintaining cost competitiveness through improving manufacturing yields will continue to be magnified by the increasing process complexity of manufacturing semiconductor products. Our manufacturing operations will also face pressures arising from the compression of product life cycles, which will require us to manufacture new products faster and for shorter periods while maintaining acceptable manufacturing yields and quality without, in many cases, reaching the longer-term, high-volume manufacturing conducive to higher manufacturing yields and declining costs.

We are dependent upon third parties for the manufacture, assembly and test of our products.

We rely upon independent wafer fabrication facilities, called foundries, to provide silicon-based products and to supplement our gallium arsenide wafer manufacturing capacity. There are significant risks associated with reliance on third-party foundries, including:

•	the lack of ensured wafer supply, potential wafer shortages and higher wafer prices,

•	limited control over delivery schedules, manufacturing yields, production costs and quality assurance, and

•	the inaccessibility of, or delays in obtaining access to, key process technologies.

Although we have long-term supply arrangements to obtain additional external manufacturing capacity, the third-party foundries we use may allocate their limited capacity to the production requirements of other customers. If we choose to use a new foundry, it will typically take an extended period of time to complete the qualification process before we can begin shipping products from the new foundry. The foundries may experience financial difficulties, be unable to deliver products to us in a timely manner or suffer damage or destruction to their facilities, particularly since some of them are located in earthquake zones. If any disruption of manufacturing capacity occurs, we may not have alternative manufacturing sources immediately available. We may therefore experience difficulties or delays in securing an adequate supply of our products, which could impair our ability to meet our customers’ needs and have a material adverse effect on our operating results.

Although we own and operate a test and assembly facility, we still depend on subcontractors to package, assemble and test certain of our products. We do not have long-term agreements with any of our assembly or test subcontractors and typically procure services from these suppliers on a per order basis. If any of these subcontractors experiences capacity constraints or financial difficulties, suffers any damage to its facilities, experiences power outages or any other disruption of assembly or testing capacity, we may not be able to obtain alternative assembly and testing services in a timely manner. Due to the amount of time that it usually takes us to qualify assemblers and testers, we could experience significant delays in product shipments if we are required to find alternative assemblers or testers for our components. Any problems that we may encounter with the delivery, quality or cost of our products could damage our customer relationships and materially and adversely affect our results of operations. We are continuing to develop relationships with additional third-party subcontractors to assemble and test our products. However, even if we use these new subcontractors, we will continue to be subject to all of the risks described above.

We are dependent upon third parties for the supply of raw materials and components.

Our manufacturing operations depend on obtaining adequate supplies of raw materials and the components used in our manufacturing processes. Although we maintain relationships with suppliers located around the world with the objective of ensuring that we have adequate sources for the supply of raw materials and components for our manufacturing needs, recent increased demand from the semiconductor industry for such raw materials and components has resulted in tighter supplies. We cannot assure you that our suppliers will be able to meet our delivery schedules, that we will not lose a significant or sole supplier, or that a supplier will be able to meet performance and quality specifications. If a supplier were unable to meet our delivery schedules, or if we lost a supplier or a supplier were unable to meet performance or quality specifications, our ability to satisfy customer obligations would be materially and adversely affected. In addition, we review our relationships with suppliers of raw materials and components for our manufacturing needs on an ongoing basis. In connection with our ongoing review, we may modify or terminate our relationship with one or more suppliers. We may also enter into other sole supplier arrangements to meet certain of our raw material or component needs. While we do not typically rely on a single source of supply for our raw materials, we are currently dependent on a sole-source supplier for epitaxial wafers used in the gallium arsenide semiconductor manufacturing processes at our manufacturing facilities. If we were to lose this sole source of supply, for any reason, a material adverse effect on our business could result until an alternate source is obtained. To the extent we enter into additional sole supplier arrangements for any of our raw materials or components, the risks associated with our supply arrangements would be exacerbated.

Our success depends upon our ability to develop new products and reduce costs in a timely manner.

The wireless communications semiconductor industry generally and, in particular, the markets into which we sell our products are highly cyclical and characterized by constant and rapid technological change, rapid product evolution, price erosion, evolving technical standards, short product life cycles, increasing demand for higher levels of integration, increased miniaturization, and wide fluctuations in product supply and demand. Our operating results depend largely on our ability to continue to cost-effectively introduce new and enhanced products on a timely basis. The successful development and commercialization of semiconductor devices and modules is highly complex and depends on numerous factors, including:

•	the ability to anticipate customer and market requirements and changes in technology and industry standards,

•	the ability to obtain capacity sufficient to meet customer demand,

•	the ability to define new products that meet customer and market requirements,

•	the ability to complete development of new products and bring products to market on a timely basis,

•	the ability to differentiate our products from offerings of our competitors,

•	overall market acceptance of our products, and

•	the ability to obtain adequate intellectual property protection for our new products.

Our ability to manufacture current products, and to develop new products, depends, among other factors, on the viability and flexibility of our own internal information technology systems, or IT Systems.

We cannot assure you that we will have sufficient resources to make the substantial investment in research and development needed to develop and bring to market new and enhanced products in a timely manner. We will be required to continually evaluate expenditures for planned product development and to choose among alternative technologies based on our expectations of future market growth. We cannot assure you that we will be able to develop and introduce new or enhanced wireless communications semiconductor products in a timely and cost-effective manner, that our products will satisfy customer requirements or achieve market acceptance or that we will be able to anticipate new industry standards and technological changes. We also cannot assure you that we will be able to respond successfully to new product announcements and introductions by competitors or to changes in the design or specifications of complementary products of third parties with which our products interface. If we fail to rapidly and cost-effectively introduce new and enhanced products in sufficient quantities and that meet our customers requirements, our business and results of operations would be materially and adversely harmed.

In addition, prices of many of our products decline, sometimes significantly, over time. We believe that to remain competitive, we must continue to reduce the cost of producing and delivering existing products at the same time that we develop and introduce new or enhanced products. We cannot assure you that we will be able to continue to reduce the cost of our products to remain competitive.

The markets into which we sell our products are characterized by rapid technological change. If we are not able to adapt to changes, our products may become obsolete.

The demand for our products can change quickly and in ways we may not anticipate. Our markets generally exhibit the following characteristics:

•	rapid technological developments and product evolution,

•	rapid changes in customer requirements,

•	frequent new product introductions and enhancements,

•	demand for higher levels of integration, decreased size and decreased power consumption,

•	short product life cycles with declining prices over the life cycle of the product, and

•	evolving industry standards.

These changes in our markets may contribute to the obsolescence of our products. Our products could become obsolete or less competitive sooner than anticipated because of a faster than anticipated change in one or more of the above-noted factors.

If we are unable to attract and retain qualified personnel to contribute to the design, development, manufacture and sale of our products, we may not be able to effectively operate our business.

As the source of our technological and product innovations, our key technical personnel represent a significant asset. Our success depends on our ability to continue to attract, retain and motivate qualified personnel, including executive officers and other key management and technical personnel. The competition for management and technical personnel is intense in the semiconductor industry, and therefore we cannot assure you that we will be able to attract and retain qualified management and other personnel necessary for the design, development, manufacture and sale of our products. We may have particular difficulty attracting and retaining key personnel during periods of poor operating performance, given, among other things, the use of equity-based compensation by us and our competitors. The loss of the services of one or more of our key employees or our inability to attract, retain and motivate qualified personnel, could have a material adverse effect on our ability to operate our business.

If OEMs and Original Design Manufacturers, or ODMs, of communications electronics products do not design our products into their equipment, we will have difficulty selling those products. Moreover, a “design win” from a customer does not guarantee future sales to that customer.

Our products are not sold directly to the end-user, but are components or subsystems of other products. As a result, we rely on OEMs and ODMs of wireless communications electronics products to select our products from among alternative offerings to be designed into their equipment. Without these “design wins,” we would have difficulty selling our products. If a manufacturer designs another supplier’s product into one of its product platforms, it is more difficult for us to achieve future design wins with that platform because changing suppliers involves significant cost, time, effort and risk on the part of that manufacturer. Also, achieving a design win with a customer does not ensure that we will receive significant revenues from that customer. Even after a design win, the customer is not obligated to purchase our products and can choose at any time to reduce or cease use of our products, for example, if its own products are not commercially successful, or for any other reason. We cannot assure you that we will continue to achieve design wins or to convert design wins into actual sales, and any failure to do so could materially and adversely affect our operating results.

Lengthy product development and sales cycles associated with many of our products may result in significant expenditures before generating any revenues related to those products.

After our product has been developed, tested and manufactured, our customers may need three to six months or longer to integrate, test and evaluate our product and an additional three to six months or more to begin volume production of equipment that incorporates the product. This lengthy cycle time increases the possibility that a customer may decide to cancel or change product plans, which could reduce or eliminate our sales to that customer. As a result of this lengthy sales cycle, we may incur significant research and development expenses, and selling, general and administrative expenses, before we generate the related revenues for these products. Furthermore, we may never generate the anticipated revenues from a product after incurring such expenses if our customer cancels or changes its product plans.

Uncertainties involving the ordering and shipment of, and payment for, our products could adversely affect our business.

Our sales are typically made pursuant to individual purchase orders and not under long-term supply arrangements with our customers. Our customers may cancel orders before shipment. Additionally, we sell a portion of our products through distributors, some of whom have rights to return unsold products. We may purchase and manufacture inventory based on estimates of customer demand for our products, which is difficult to predict. This difficulty may be compounded when we sell to OEMs indirectly through distributors or contract manufacturers, or both, as our forecasts of demand will then be based on estimates provided by multiple parties. In addition, our customers may change their inventory practices on short notice for any reason. The cancellation or deferral of product orders, the return of previously sold products, or overproduction due to a change in anticipated order volumes could result in us holding excess or obsolete inventory, which could result in inventory write-downs and, in turn, could have a material adverse effect on our financial condition.

In addition, if a customer encounters financial difficulties of its own as a result of a change in demand or for any other reason, the customer’s ability to make timely payments to us for non-returnable products could be impaired.

In the fourth quarter of fiscal 2006, the Company recorded bad debt expense of $35.1 million. Specifically, the Company recorded charges related to two customers: Vitelcom Mobile Technology SA and an Asian component distributor.

Our leverage and our debt service obligations may adversely affect our cash flow.

On December 29, 2006, we had total indebtedness of approximately $229.3 million, which represented approximately 30.7% of our total capitalization. We incurred an additional $200 million of indebtedness in connection with the issuance of the notes in March 2007.

We may require additional funding prior to the date that we expect our existing sources of liquidity, together with cash expected to be generated from operations and short term investments, to allow us to sufficiently fund our research and development, capital expenditures, acquisitions, debt obligations, purchase obligations, working capital and other cash requirements. If necessary, among other alternatives, we may add lease lines of credit to finance capital expenditures and we may obtain other long-term debt, lines of credit and other financing.

Our indebtedness could have significant negative consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions,

•	limiting our ability to obtain additional financing,

•	requiring the dedication of a substantial portion of any cash flow from operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes, including capital expenditures,

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete, and

•	placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

Despite our current debt levels, we are able to incur substantially more debt, which would increase the risks described above.

Our reliance on a small number of customers for a large portion of our sales could have a material adverse effect on the results of our operations.

Significant portions of our sales are concentrated among a limited number of customers. If we lost one or more of these major customers, or if one or more major customers significantly decreased its orders for our products, our business would be materially and adversely affected. Sales to our three largest customers in fiscal 2006, Motorola, Inc., Sony Ericsson Mobile Communication AB and Asian Information Technology, Inc., including sales to their manufacturing subcontractors, represented approximately 50% of our net revenue for fiscal 2006. We expect that our largest customers will continue to account for a substantial portion of our net revenue in fiscal 2007 and for the foreseeable future.

Average product life cycles in the semiconductor industry tend to be very short. If we are unable to sell our products at an acceptable price, or at all, our operating results would be harmed.

In the semiconductor industry, product life cycles tend to be short relative to the sales and development cycles. Therefore, the resources devoted to product sales and marketing may not result in material revenue, and from time to time we may need to write off excess or obsolete inventory. If we were to incur significant marketing expenses and investments in inventory that we are not able to recover, and we are not able to compensate for those expenses, our operating results would be materially and adversely affected. In addition, if we sell our products at reduced prices in anticipation of cost reductions but still hold higher cost products in inventory, our operating results would be harmed.

We face a risk that capital needed for our business will not be available when we need it.

We might obtain additional sources of financing in the future. To the extent that our existing cash and securities and cash from operations are insufficient to fund our future activities, we may need to raise additional funds through public or private equity or debt financing. Conditions existing in the U.S. capital markets, if and when we seek additional financing as well as the then current condition of the Company, will affect our ability to raise capital, as well as the terms of any such financing. We may not be able to raise enough capital to meet our capital needs on a timely basis or at all. Failure to obtain capital when required would have a material adverse effect on us.

In addition, any strategic investments and acquisitions that we may make to help us grow our business may require additional capital resources. We cannot assure you that the capital required to fund these investments and acquisitions will be available in the future.

Remaining competitive in the semiconductor industry requires transitioning to smaller geometry process technologies and achieving higher levels of design integration.

In order to remain competitive, we expect to continue to transition our semiconductor products to increasingly smaller line width geometries. This transition requires us to modify the manufacturing processes for our products, design new products to more stringent standards, and to redesign some existing products. In the past, we have experienced some difficulties migrating to smaller geometry process technologies or new manufacturing processes, which resulted in sub-optimal manufacturing yields, delays in product deliveries and increased expenses. We may face similar difficulties, delays and expenses as we continue to transition our products to smaller geometry processes in the future. In some instances, we depend on our relationships with our foundries to transition to smaller geometry processes successfully. We cannot assure you that our foundries will be able to effectively manage the transition or that we will be able to maintain our foundry relationships. If our foundries or we experience significant delays in this transition or fail to efficiently implement this transition, our business, financial condition and results of operations could be materially and adversely affected. As smaller geometry processes become more prevalent, we expect to continue to integrate greater levels of functionality, as well as customer and third party intellectual property, into our products. However, we may not be able to achieve higher levels of design integration or deliver new integrated products on a timely basis, or at all.

We are subject to the risks of doing business internationally.

A substantial majority of our net revenues are derived from customers located outside the United States, primarily countries located in the Asia-Pacific region and Europe. In addition, we have suppliers located outside the United States, and third-party packaging, assembly and test facilities and foundries located in the Asia-Pacific region. Finally, we have our own packaging, assembly and test facility in Mexicali, Mexico. Our international sales and operations are subject to a number of risks inherent in selling and operating abroad. These include, but are not limited to, risks regarding:

•	currency exchange rate fluctuations,

•	local economic and political conditions, including social, economic and political instability,

•	disruptions of capital and trading markets,

•	inability to collect accounts receivable,

•	restrictive governmental actions (such as restrictions on transfer of funds and trade protection measures, including export duties, quotas, customs duties, import or export controls and tariffs),

•	changes in legal or regulatory requirements,

•	natural disasters, acts of terrorism, widespread illness and war,

•	limitations on the repatriation of funds,

•	difficulty in obtaining distribution and support,

•	cultural differences in the conduct of business,

•	the laws and policies of the United States and other countries affecting trade, foreign investment and loans, and import or export licensing requirements,

•	tax laws,

•	the possibility of being exposed to legal proceedings in a foreign jurisdiction, and

•	limitations on our ability under local laws to protect or enforce our intellectual property rights in a particular foreign jurisdiction.

Additionally, we are subject to risks in certain global markets in which wireless operators provide subsidies on handset sales to their customers. Increases in handset prices that negatively impact handset sales can result from changes in regulatory policies or other factors, which could impact the demand for our products. Limitations or changes in policy on phone subsidies in South Korea, Japan, China and other countries may have additional negative impacts on our revenues.

Our operating results may be adversely affected by substantial quarterly and annual fluctuations and market downturns.

Our revenues, earnings and other operating results have fluctuated in the past and our revenues, earnings and other operating results may fluctuate in the future. These fluctuations are due to a number of factors, many of which are beyond our control.

These factors include, among others:

•	changes in end-user demand for the products (principally digital cellular handsets) manufactured and sold by our customers,

•	the effects of competitive pricing pressures, including decreases in average selling prices of our products,

•	production capacity levels and fluctuations in manufacturing yields,

•	availability and cost of products from our suppliers,

•	the gain or loss of significant customers,

•	our ability to develop, introduce and market new products and technologies on a timely basis,

•	new product and technology introductions by competitors,

•	changes in the mix of products produced and sold,

•	market acceptance of our products and our customers, and

•	intellectual property disputes.

The foregoing factors are difficult to forecast, and these, as well as other factors, could materially and adversely affect our quarterly or annual operating results. If our operating results fail to meet the expectations of analysts or investors, it could materially and adversely affect the price of our common stock.

Global economic conditions that impact the wireless communications industry could negatively affect our revenues and operating results.

Global economic weakness can have wide-ranging effects on markets that we serve, particularly wireless communications equipment manufacturers and network operators. Although the wireless communications industry has recovered somewhat from an industry-wide recession, such recovery may not continue. In addition, we cannot predict what effects negative events, such as war or other international conflicts, may have on the economy or the wireless communications industry. The continued threat of terrorism and heightened security and military action in response to this threat, or any future acts of terrorism, may cause further disruptions to the global economy and to the wireless communications industry and create further uncertainties. Further, a continued economic recovery may not benefit us in the near term. If it does not, our ability to increase or maintain our revenues and operating results may be impaired.

Our gallium arsenide semiconductors may cease to be competitive with silicon alternatives.

Among our product portfolio, we manufacture and sell gallium arsenide semiconductor devices and components, principally power amplifiers and switches. The production of gallium arsenide integrated circuits is more costly than the production of silicon circuits. The cost differential is due to higher costs of raw materials for gallium arsenide and higher unit costs associated with smaller sized wafers and lower production volumes. Therefore, to remain competitive, we must offer gallium arsenide products that provide superior performance over their silicon-based counterparts. If we do not continue to offer products that provide sufficiently superior performance to justify the cost differential, our operating results may be materially and adversely affected. We expect the costs of producing gallium arsenide devices will continue to exceed the costs of producing their silicon counterparts. Silicon semiconductor technologies are widely used process technologies for certain integrated circuits and these technologies continue to improve in performance. We cannot assure you that we will continue to identify products and markets that require performance attributes of gallium arsenide solutions.

We may be subject to claims of infringement of third-party intellectual property rights, or demands that we license third-party technology, which could result in significant expense and prevent us from using our technology.

The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights. From time to time, third parties have asserted and may in the future assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business and have demanded and may in the future demand that we license their technology or refrain from using it.

Any litigation to determine the validity of claims that our products infringe or may infringe intellectual property rights of another, including claims arising from our contractual indemnification of our customers, regardless of their merit or resolution, could be costly and divert the efforts and attention of our management and technical personnel. Regardless of the merits of any specific claim, we cannot assure you that we would prevail in litigation because of the complex technical issues and inherent uncertainties in intellectual property litigation. If litigation were to result in an adverse ruling, we could be required to:

•	pay substantial damages,

•	cease the manufacture, import, use, sale or offer for sale of infringing products or processes,

•	discontinue the use of infringing technology,

•	expend significant resources to develop non-infringing technology, and

•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms.

We cannot assure you that our operating results or financial condition will not be materially adversely affected if we were required to do any one or more of the foregoing items.

Many of our products incorporate technology licensed or acquired from third parties. If licenses to such technology are not available on commercially reasonable terms and conditions, our business could be adversely affected.

We sell products in markets that are characterized by rapid technological changes; evolving industry standards, frequent new product introductions, short product life cycles and increasing levels of integration. Our ability to keep pace with this market depends on our ability to obtain technology from third parties on commercially reasonable terms to allow our products to remain in a competitive posture. If licenses to such technology are not available on commercially reasonable terms and conditions, and we cannot otherwise integrate such technology, our products or our customers’ products could become unmarketable or obsolete, and we could lose market share. In such instances, we could also incur substantial unanticipated costs or scheduling delays to develop substitute technology to deliver competitive products.

If we are not successful in protecting our intellectual property rights, it may harm our ability to compete.

We rely on patent, copyright, trademark, trade secret and other intellectual property laws, as well as nondisclosure and confidentiality agreements and other methods, to protect our proprietary technologies, information, data, devices, algorithms and processes. In addition, we often incorporate the intellectual property of our customers, suppliers or other third parties into our designs, and we have obligations with respect to the non-use and non-disclosure of such third-party intellectual property. In the future, it may be necessary to engage in litigation or like activities to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of proprietary rights of others, including our customers. This could require us to expend significant resources and to divert the efforts and attention of our management and technical personnel from our business operations. We cannot assure you that:

•	the steps we take to prevent misappropriation, infringement, dilution or other violation of our intellectual property or the intellectual property of our customers, suppliers or other third parties will be successful,

•	any existing or future patents, copyrights, trademarks, trade secrets or other intellectual property rights or ours will not be challenged, invalidated or circumvented, or

•	any of the measures described above would provide meaningful protection.

Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around our patents. If any of our intellectual property protection mechanisms fails to protect our technology, it would make it easier for our competitors to offer similar products, potentially resulting in loss of market share and price erosion. Even if we receive a patent, the patent claims may not be broad enough to adequately protect our technology. Furthermore, even if we receive patent protection in the United States, we may not seek, or may not be granted, patent protection in foreign countries. In addition, effective patent, copyright, trademark and trade secret protection may be unavailable or limited for certain technologies and in certain foreign countries.

There is a growing industry trend to include or adapt “open source” software that is generally made available to the public by its developers, authors or third parties. Often such software includes license provisions, requiring public disclosure of any derivative works containing open source code. There is little legal precedent in the area of open source software or its effects on copyright law or the protection of proprietary works. We take steps to avoid the use of open source works in our proprietary software, and are taking steps to limit our suppliers from doing so. However, in the event a copyright holder were to demonstrate in court that we have not complied with a software license, we may be required to cease production or distribution of that work or to publicly disclose the source code for our proprietary software, which may negatively affect our operations or stock price.

We attempt to control access to and distribution of our proprietary information through operational, technological and legal safeguards. Despite our efforts, parties, including former or current employees, may attempt to copy, disclose or obtain access to our information without our authorization. Furthermore, attempts by computer hackers to gain unauthorized access to our systems or information could result in our proprietary information being compromised or interrupt our operations. While we attempt to prevent such unauthorized access we may be unable to anticipate the methods used, or be unable to prevent the release of our proprietary information.

Our success depends, in part, on our ability to effect suitable investments, alliances and acquisitions, and to integrate companies we acquire.

Although we have invested in the past, and intend to continue to invest, significant resources in internal research and development activities, the complexity and rapidity of technological changes and the significant expense of internal research and development make it impractical for us to pursue development of all technological solutions on our own. On an ongoing basis, we review investment, alliance and acquisition prospects that would complement our product offerings, augment our market coverage or enhance our technological capabilities. However, we cannot assure you that we will be able to identify and consummate suitable investment, alliance or acquisition transactions in the future. Moreover, if we consummate such transactions, they could result in:

•	issuances of equity securities dilutive to our stockholders,

•	large, one-time write-offs,

•	the incurrence of substantial debt and assumption of unknown liabilities,

•	the potential loss of key employees from the acquired company,

•	amortization expenses related to intangible assets, and

•	the diversion of management’s attention from other business concerns.

Moreover, integrating acquired organizations and their products and services may be difficult, expensive, time-consuming and a strain on our resources and our relationship with employees and customers and ultimately may not be successful. Additionally, in periods following an acquisition, we will be required to evaluate goodwill and acquisition-related intangible assets for impairment. When such assets are found to be impaired, they will be written down to estimated fair value, with a charge against earnings. For instance, we recorded a cumulative effect of a change in accounting principle in fiscal 2003 in the amount of $397.1 million as a result of the goodwill obtained in connection with our formation through the merger of the wireless business of Conexant Systems, Inc. and Alpha Industries, Inc. on June 25, 2002.

Certain provisions in our organizational documents and Delaware law may make it difficult for someone to acquire control of us.

We have certain anti-takeover measures that may affect our common stock. Our certificate of incorporation, our by-laws and the Delaware General Corporation Law contain several provisions that would make more difficult an acquisition of control of us in a transaction not approved by our Board of Directors. Our certificate of incorporation and by-laws include provisions such as:

•	the division of our Board of Directors into three classes to be elected on a staggered basis, one class each year,

•	the ability of our Board of Directors to issue shares of preferred stock in one or more series without further authorization of stockholders,

•	a prohibition on stockholder action by written consent,

•	elimination of the right of stockholders to call a special meeting of stockholders,

•	a requirement that stockholders provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders,

•	a requirement that the affirmative vote of at least 66 2/3% of our shares be obtained to amend or repeal any provision of our by-laws or the provision of our certificate of incorporation relating to amendments to our by-laws,

•	a requirement that the affirmative vote of at least 80% of our shares be obtained to amend or repeal the provisions of our certificate of incorporation relating to the election and removal of directors, the classified board or the right to act by written consent,

•	a requirement that the affirmative vote of at least 80% of our shares be obtained for business combinations unless approved by a majority of the members of the Board of Directors and, in the event that the other party to the business combination is the beneficial owner of 5% or more of our shares, a majority of the members of Board of Directors in office prior to the time such other party became the beneficial owner of 5% or more of our shares,

•	a fair price provision, and

•	a requirement that the affirmative vote of at least 90% of our shares be obtained to amend or repeal the fair price provision.

In addition to the provisions in our certificate of incorporation and by-laws, Section 203 of the Delaware General Corporation Law generally provides that a corporation shall not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder, unless a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met.

Increasingly stringent environmental laws, rules and regulations may require us to redesign our existing products and processes, and could adversely affect our ability to cost-effectively produce our products.

The semiconductor and electronics industries have been subject to increasing environmental regulations. A number of domestic and foreign jurisdictions seek to restrict the use of various substances, a number of which have been used in our products or processes. For example, the European Union Restriction of Hazardous Substances in Electrical and Electronic Equipment (RoHS) Directive now requires that certain substances be removed from all electronics components. Removing such substances requires the expenditure of additional research and development funds to seek alternative substances, as well as increased testing by third parties to ensure the quality of our products and compliance with the RoHS Directive. While we have implemented a compliance program to ensure our product offering meets these regulations, there may be instances where alternative substances will not be available or commercially feasible, or may only be available from a single source, or may be significantly more expensive than their restricted counterparts. Additionally, if we were found to be non-compliant with any such rule or regulation, we could be subject to fines, penalties and/or restrictions imposed by government agencies that could adversely affect our operating results.

We may be liable for penalties under environmental laws, rules and regulations, which could adversely impact our business.

We have used, and will continue to use, a variety of chemicals and compounds in manufacturing operations and have been and will continue to be subject to a wide range of environmental protection regulations in the United States and in foreign countries. We cannot assure you that current or future regulation of the materials necessary for our products would not have a material adverse effect on our business, financial condition and results of operations. Environmental regulations often require parties to fund remedial action for violations of such regulations regardless of fault. Consequently, it is often difficult to estimate the future impact of environmental matters, including potential liabilities. Furthermore, our customers increasingly require warranties or indemnity relating to compliance with environmental regulations. We cannot assure you that the amount of expense and capital expenditures that might be required to satisfy environmental liabilities, to complete remedial actions and to continue to comply with applicable environmental laws will not have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holders of the notes and shares of our common stock issuable upon conversion of the notes described under “Selling Security Holders” in the applicable prospectus supplement, to resell such securities. We will not receive any of the proceeds from the resale of such securities from time to time by such holders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance our operations and do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended					Three Months Ended
	September 27,	October 3,	October 1,	September 30,	September 29,	December 30,	December 29,
	2002(1)	2003(2)	2004	2005	2006(3)	2005	2006

Ratio of earnings before taxes and fixed charges, to fixed charges	—	—	2.2	3.3	—	2.5	4.5

(1)	As a result of the loss incurred in the fiscal year ended September 27, 2002, we were unable to fully cover fixed charges. The amount of such deficiency during this period was approximately $256 million.

(2)	As a result of losses incurred in the fiscal year ended October 3, 2003, we were unable to fully cover fixed charges. The amount of such deficiency during this period was approximately $54 million.

(3)	As a result of losses incurred in the fiscal year ended September 29, 2006, we were unable to fully cover fixed charges. The amount of such deficiency during this period was approximately $73 million.

SELLING SECURITY HOLDERS

On March 2, 2007, we issued and sold a total of $200,000,000 aggregate principal amount of the notes in a private placement to Credit Suisse Securities (USA) LLC, which we refer to in this prospectus as the initial purchaser. The initial purchaser has advised us that it resold the notes, in transactions exempt from the registration requirements of the Securities Act of 1933, to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, in compliance with Rule 144A. The selling security holders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the notes and the shares of our common stock issuable upon conversion of the notes.

The notes and our shares of common stock to be issued upon conversion of the notes are being registered pursuant to a registration rights agreement between the initial purchaser and us. In that agreement, we undertook to file a registration statement with regard to the notes and our shares of common stock issuable upon conversion of the notes and, subject to certain exceptions, to keep that registration statement effective for up to two years. The registration statement of which this prospectus is a part is intended to satisfy our obligations under that agreement.

Before a security holder may use this prospectus in connection with an offering of securities, this prospectus will be supplemented. The prospectus supplement will set forth the name of each selling security holder and the number and type of our securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The prospectus supplement will also disclose whether any selling security holder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement. Alternatively, we may include that information in a report filed with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act and incorporate it by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

We have 550,000,000 authorized shares of capital stock, consisting of 525,000,000 shares of common stock, $0.25 par value per share, and 25,000,000 shares of preferred stock, no par value per share. As of March 7, 2007, we had 159,574,388 shares of common stock outstanding and no shares of preferred stock outstanding. The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

The following is a summary of certain provisions of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and our by-laws.

Certain of the provisions described below under “— Certain Provisions in our Certificate of Incorporation and By-laws” could have the effect of discouraging transactions that might lead to a change in control of us. For example, our certificate of incorporation and bylaws:

•	establish a classified board of directors;

•	permit our board of directors to issue shares of preferred stock in one or more series without further authorization of our stockholders;

•	prohibit stockholder action by written consent;

•	require stockholders to provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a supermajority vote to amend or repeal certain provisions of our certificate of incorporation or by-laws;

•	preclude stockholders from calling a special meeting of stockholders;

•	require a supermajority vote for business combinations not approved by a majority of the members of our board of directors in office prior to the time the other party to the business combination became the beneficial owner of 5% or more of our shares; and

•	contain a fair price provision.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or declared and set aside. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors. Our certificate of incorporation provides that, unless otherwise determined by our board of directors, no holder of common stock will have any preemptive right to purchase or subscribe for any stock of any class which we may issue or sell.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.” American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, New York, NY 10038, and its telephone number is (800) 937-5449.

Preferred Stock

Our certificate of incorporation permits us to issue up to 25,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The designation, powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

•	the designation of the series;

•	the number of shares of the series, which number our board of directors may increase or decrease;

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of our liquidation, dissolution or winding up;

•	whether the shares of the series will be convertible into shares of our common stock or any security of ours, and, if so, the terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of the series.

Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Certain Provisions in Our Certificate of Incorporation and By-Laws

Our certificate of incorporation and by-laws contain various provisions intended to:

•	promote the stability of our stockholder base; and

•	render more difficult certain unsolicited or hostile attempts to take us over, which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.

Pursuant to our certificate of incorporation, the number of directors is fixed by our board of directors. Our directors are divided into three classes, each class to consist as nearly as possible of one third of the directors. Pursuant to our by-laws, directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast. At each of our annual meetings, the term of office of one class of directors expires. The term of the successors of each such class of directors expires three years from the year of election.

Our certificate of incorporation contains a fair price provision pursuant to which a business combination (including, among other things, a merger or consolidation) between us or our subsidiaries and a related person, as defined in our certificate of incorporation, requires approval by the affirmative vote of the holders of at least 90% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by a majority of the continuing directors and certain fair price criteria and procedural requirements specified in the fair price provision are met. If the business combination does not involve any cash or other property being received by any of the our stockholders, then the fair price criteria would not apply, and only approval by a majority of the continuing directors would be required.

Under the fair price provision, the fair price criteria that must be satisfied to avoid the 90% stockholder voting requirement include the requirement that the consideration paid to our stockholders in a business combination must be either cash or the same form of consideration used by the related person in acquiring its beneficial ownership of the largest number of shares of our capital stock acquired by the related person. The related person would be required to meet the fair price criteria with respect to each class of our capital stock entitled to vote generally in the election of directors, whether or not the related person beneficially owned shares of that class prior to proposing the business combination.

Under the fair price provision, even if the foregoing fair price criteria are met, the following procedural requirements must be met if the business combination is not to require approval by the holders of at least 90% of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	after the related person had become a related person and before the consummation of such business combination, (1) we must not have failed to declare and pay full quarterly dividends on any outstanding preferred stock, reduced the annual rate of dividends paid on our common stock or failed to increase such annual rate of dividends as necessary to reflect any reclassification, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of our common stock, unless such failure, reduction or reclassification was approved by a majority of the continuing directors and (2) the related person must not have acquired any newly issued shares of our capital stock entitled to vote generally in the election of directors, directly or indirectly, from us, except as part of the transaction which results in such related person becoming a related person;

•	the related person must not have received, directly or indirectly (other than proportionately as a stockholder), at any time after becoming a related person, the benefit of any loans, advances, guarantees, pledges or other financial assistance or any tax advantages provided by us; and

•	a proxy or information statement describing the proposed business combination and complying with the requirements of the Exchange Act must have been mailed to all our stockholders at least 30 days prior to the consummation of the business combination and such proxy or information statement must have contained a recommendation as to the advisability or inadvisability of the business combination which any of the continuing directors may have furnished in writing to the board of directors.

Our certificate of incorporation requires the affirmative vote of the holders of at least 80% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to approve a business combination (including, among other things, a merger, consolidation or sale of all or substantially all of our assets) that has not been approved by a majority of the members of our board of directors in office prior to the time the other party to the business combination became the beneficial owner of 5% or more of our shares entitled to vote for the election of directors.

Our by-laws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of the entire board of directors. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our by-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Our certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to:

•	amend or repeal any provision of our by-laws;

•	amend or repeal the provision of our certificate of incorporation relating to amendments to our by-laws; or

•	adopt any provision inconsistent with such provisions.

Our certificate of incorporation requires the affirmative vote of the holders of at least 80% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to:

•	amend or repeal the provisions of our certificate of incorporation relating to the election of directors, the classified board or the right to act by written consent; or

•	adopt any provision inconsistent with such provisions.

Our certificate of incorporation requires the affirmative vote of the holders of at least 90% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to:

•	amend or repeal the fair price provision of our certificate of incorporation; or

•	adopt any provision inconsistent with such provision.

Under the business combination provision discussed above, our certificate of incorporation requires the affirmative vote of the holders of at least 80% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to amend, revise or revoke the business combination provision.

Business Combination Provisions

We are subject to a Delaware statute regulating “business combinations,” defined to include a broad range of transactions, between Delaware corporations and “interested stockholders,” defined as persons who have acquired at least 15% of a corporation’s stock. Under such statute, a corporation may not engage in any business combination with any interested stockholder for a period of three years after the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute’s restrictions. We have not sought to “elect out” of the statute, and therefore, the restrictions imposed by such statute will apply to us.

DESCRIPTION OF OTHER INDEBTEDNESS

As of December 29, 2006, we had approximately $179.3 million in principal amount of 4.75% convertible subordinated notes due November 2007, or 2007 notes, outstanding. These 2007 notes can be converted into 110.4911 shares of our common stock per $1,000 principal balance, which is the equivalent of a conversion price of approximately $9.05 per share. We may redeem the 2007 notes at any time. The current redemption price of the notes is $1,000 per $1,000 principal amount of notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Holders of the 2007 notes may require us to repurchase the 2007 notes upon a change in control of us. We pay interest in cash semi-annually in arrears on May 15 and November 15 of each year.

On July 15, 2003, we entered into a receivables purchase agreement under which we have agreed to sell from time to time certain of our accounts receivable to Skyworks USA, Inc., or Skyworks USA, a wholly-owned special purpose entity of us that is fully consolidated for accounting purposes. At the same time, Skyworks USA entered into an agreement with Wachovia Bank, N.A. providing for a $50.0 million credit facility secured by the purchased accounts receivable. As a part of the consolidation, any interest incurred by Skyworks USA related to monies it borrows under the credit facility is recorded as interest expense in our results of operations. We perform collections and administrative functions on behalf of Skyworks USA. Interest related to the credit facility accrues at the London Interbank Offered Rate, or LIBOR, plus 0.4% per annum. As of December 29, 2006, there was $50.0 million outstanding under this credit facility.

DESCRIPTION OF THE NOTES

We issued the 1 1/4% convertible subordinated notes due 2010, or the 2010 notes, and the 1 1/2% convertible subordinated notes due 2012, or the 2012 notes, under an indenture dated as of March 2, 2007 between us and U.S. Bank National Association, as trustee. We refer to the 2010 notes and the 2012 notes together as the notes. The notes and any common stock issuable upon conversion of the notes are subject to a registration rights agreement.

The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus under “Where You Can Find More Information and Incorporation by Reference.”

For purposes of this Description of the Notes section, references to “we,” “us,” “our” and “Skyworks” refer solely to Skyworks Solutions, Inc., and not to its subsidiaries.

General

The Notes

The 2010 notes:

•	are initially limited to $100,000,000 aggregate principal amount;

•	mature on March 1, 2010 unless earlier converted by holders or repurchased by us at the option of holders; and

•	bear interest at a rate of 1 1/4% per annum on the principal amount, payable semi-annually in arrears on each March 1 and September 1, beginning on September 1, 2007 to the holders of record at the close of business on the preceding February 15 and August 15, respectively.

The 2012 notes:

•	are initially limited to $100,000,000 aggregate principal amount;

•	mature on March 1, 2012 unless earlier converted by holders or repurchased by us at the option of holders; and

•	bear interest at a rate of 1 1/2% per annum on the principal amount, payable semi-annually in arrears on each March 1 and September 1, beginning on September 1, 2007 to the holders of record at the close of business on the preceding February 15 and August 15, respectively.

The notes:

•	are our unsecured subordinated obligations;

•	are subordinated in right of payment to all of our existing and future senior indebtedness (as defined below);

•	bear additional interest if we fail to comply with certain obligations set forth under “— Registration Rights;”

•	are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our option;

•	are subject to repurchase by us, in whole or in part, for cash at the option of holders upon the occurrence of a “fundamental change,” which is defined under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change,’’ at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including additional interest, if any, to, but not including, the repurchase date as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change;” and

•	are represented by registered securities in global form as described under “— Book-Entry Delivery and Form.”

The indenture governing the notes does not contain any financial covenants and does not restrict us or our subsidiaries from paying dividends, incurring additional senior indebtedness or any other indebtedness or issuing or repurchasing securities. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of highly leveraged transactions or a fundamental change of Skyworks, except to the extent described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change” and “— Consolidation, Merger and Sale of Assets.”

The notes are our subordinated unsecured obligations and are subordinated in right of payment to all of our existing and future senior indebtedness. The notes rank equal in right of payment with our 4.75% convertible subordinated notes due November 2007. In addition, the notes are structurally subordinated in right of payment to all indebtedness and liabilities of our subsidiaries, including trade credit. As of December 29, 2006, we had no indebtedness outstanding that would constitute senior indebtedness.

No sinking fund is provided for the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

We will continue to maintain an office where the notes may be presented for registration, transfer, exchange or conversion. This office is initially an office of the trustee. Except under limited circumstances described below, the notes were issued only in fully registered book-entry form, without coupons, in denominations of $1,000 principal amount and multiples thereof, and are represented by global securities. We may pay interest by check mailed to each holder at its address as it appears in the notes register; provided, however, that holders with notes in an aggregate principal amount in excess of $2.0 million will be paid, at their written election, by wire transfer of immediately available funds; provided further, however, that payments to The Depository Trust Company, New York, New York, which we refer to as “DTC,” will be made by wire transfer of immediately available funds to the account of DTC or its nominee. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Holders may not sell or otherwise transfer the notes or any common stock issuable upon conversion of the notes except in compliance with the provisions set forth under “— Registration Rights.” In addition, neither we nor the registrar nor the trustee is required to register a transfer or exchange of any notes for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except with respect to that portion of the notes not being repurchased.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and any cash or shares of our common stock received upon conversion of the notes are summarized in this prospectus under the heading “Certain United States Federal Income Tax Considerations.”

Principal, Maturity

The indenture provides for the issuance by us of 2010 notes in an amount initially limited to $100,000,000 aggregate principal amount and 2012 notes in an amount initially limited to $100,000,000 aggregate principal amount. We may, without consent of the holders, issue additional 2010 notes or 2012 notes under the indenture with the same terms as the 2010 notes or the 2012 notes, respectively, in an unlimited aggregate principal amount. The 2010 notes and the 2012 notes were issued as two separate classes, but, except as otherwise provided below, will be treated as a single class for all purposes of the indenture. The 2010 notes and any additional 2010 notes issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and offers to purchase and may have the same CUSIP number. The 2012 notes and any additional 2012 notes issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and offers to purchase and may have the same CUSIP number. If any additional notes are issued at a price that causes them to have “original issue discount” within the meaning of Section 1273 of the United States Internal Revenue Code of 1986, as amended, they will not have the same CUSIP number. The 2010 notes and any additional 2010 notes mature on March 1, 2010, and the 2012 notes and any additional 2012 notes mature on March 1, 2012.

Interest

The 2010 notes bear interest at a rate of 1 1/4% per annum on the principal amount from March 2, 2007, and the 2012 notes bear interest at a rate of 1 1/2% per annum on the principal amount from March 2, 2007. We will pay interest semi-annually in arrears on each March 1 and September 1, beginning on September 1, 2007, subject to limited exceptions if the notes are converted prior to the relevant interest payment date. Subject to certain exceptions, interest will be paid to the holders of record at the close of business on February 15 and August 15, as the case may be, immediately preceding the relevant interest payment date.

Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from March 2, 2007. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest will cease to accrue on a note upon its maturity, conversion or repurchase by us at the option of a holder.

Conversion of Notes

General

Prior to maturity, a holder may surrender some or all of its notes for conversion. Notes are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our option. Holders may only convert notes with a principal amount of $1,000 or an integral multiple of $1,000. The conversion rate with respect to a 2010 note is initially 105.0696 shares of our common stock per $1,000 principal amount, and the conversion rate with respect to a 2012 note is initially 105.0696 shares of our common stock per $1,000 principal amount. The conversion price of a note is equal to $1,000 divided by the applicable conversion rate at the time of determination. The conversion rate is subject to adjustment as described under “— Conversion Rate Adjustments” and, with respect to conversions occurring in connection with a fundamental change, as described under “— Increase of Conversion Rate Upon Certain Fundamental Changes.” Accordingly, an adjustment to the conversion rate will result in a corresponding adjustment to the conversion price. The initial conversion price for the 2010 notes is approximately $9.52 per share, and the initial conversion price for the 2012 notes is approximately $9.52 per share.

If a holder exercises its right to require us to repurchase its notes as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change,” such holder may convert its notes only if it withdraws its applicable repurchase notice in accordance with the indenture or if we default in the payment of the repurchase price.

Settlement Upon Conversion

Conversion on or prior to the Final Notice Date.  If we receive any notice of conversion on or prior to the 23rd scheduled trading day prior to maturity (the “final notice date”) of the applicable notes, the following procedures will apply:

•	If we elect to satisfy all or any portion of our obligation to convert notes presented for conversion (the “conversion obligation”) in cash, other than cash in lieu of any fractional shares, we will notify the presenting holders through the trustee of the dollar amount to be satisfied in cash, which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount at any time on or before the date that is two trading days following the conversion date (as defined below) (the “cash settlement notice period”). Settlement, in cash or in cash and shares, will occur on the trading day following the final day of the cash settlement averaging period. The “cash settlement averaging period”

means the 20 consecutive trading day period beginning on the first scheduled trading day after the final day of the cash settlement notice period.

•	If we do not elect to satisfy any part of the conversion obligation in cash, other than cash in lieu of any fractional shares, delivery of the shares of our common stock into which the notes are converted and cash in lieu of any fractional shares will occur through the conversion agent or DTC, as the case may be, as described below as soon as practicable on or after the conversion date.

Settlement amounts will be computed as follows:

•	If we elect to satisfy the entire conversion obligation in shares, we will deliver to holders a number of shares equal to (i) the aggregate principal amount of notes to be converted divided by $1,000 multiplied by (ii) the applicable conversion rate. In addition, we will pay cash for any fractional share of our common stock based on the closing sale price of our common stock on the trading day immediately preceding the conversion date.

•	If we elect to satisfy the entire conversion obligation in cash, we will deliver to holders that have delivered the notice of conversion giving rise to the conversion obligation cash in an amount equal to the product of:

•	the aggregate principal amount of notes to be converted divided by $1,000;

•	the applicable conversion rate; and

•	an amount (the “applicable stock price”) equal to the arithmetic average of the volume-weighted average price of our common stock for each of the 20 consecutive trading days in the cash settlement averaging period.

•	If we elect to satisfy a fixed portion, other than 100%, of the conversion obligation in cash, we will deliver to holders, for each $1,000 principal amount of notes surrendered for conversion:

•	cash in any amount we specify (the “specified cash amount”); and

•	a number of shares of our common stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares calculated as if we elected to satisfy the entire conversion obligation in shares over the number of shares equal to the sum of the quotients, calculated for each of the 20 consecutive trading days of the cash settlement averaging period, of (x) the specified cash amount divided by the number of trading days in the cash settlement averaging period divided by (y) the volume-weighted average price of our common stock on such day. In addition, we will pay cash for all fractional shares of common stock in an amount based on the average daily closing sale price of our common stock during the cash settlement averaging period.

•	If we irrevocably elect to satisfy our conversion obligation for the remaining term of the notes in cash, as described below under “— Conversion after Irrevocable Settlement Election,” we will deliver to holders, for each $1,000 principal amount of notes surrendered for conversion:

•	cash in an amount equal to the lesser of (i) $1,000 and (ii) the conversion value (the “required cash amount”); and

•	if the conversion value is greater than $1,000, a number of shares of our common stock (the “remaining shares”) equal to the sum of the daily share amounts for each of the 20 consecutive trading days in the cash settlement averaging period, subject to our right to deliver cash in lieu of all or a portion of such remaining shares as described below under “— Conversion after Irrevocable Settlement Election.” In addition, we will pay cash for all fractional shares of common stock in an amount based on the average daily closing sale price of our common stock during the cash settlement averaging period.

The “closing sale price” of our common stock on any date means the closing per share sale price, or if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported in composite transactions on the Nasdaq Global Select Market, or Nasdaq, or on the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as available in any over-the-counter market or, if not available in any over-the counter market, the sale price will be determined in good faith by our board of directors.

The “conversion value” means the average of the products for each trading day of the cash settlement averaging period of (i) the applicable conversion rate for such day multiplied by (ii) the volume-weighted average price per share of our common stock on such day.

The “daily share amount” means, for each trading day of the cash settlement averaging period and each $1,000 principal amount of notes surrendered for conversion, a number of shares, but in no event less than zero, determined by the following formula:

(volume-weighted average price per share for such trading day × conversion rate in effect on such trading day) − $1,000 volume-weighted average price per share for such trading day × 20

The “volume-weighted average price” per share of our common stock on any trading day means such price as displayed on Bloomberg, or any successor service, page SWKS <EQUITY> <GO> in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume-weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized investment banking firm retained for this purpose by us.

Conversion after the Final Notice Date.  If we receive any notice of conversion after the final notice date and prior to maturity, the following procedures will apply:

•	If we elect to satisfy all or any portion of the conversion obligation in cash, other than cash in lieu of any fractional shares, on or before the final notice date we will send a single notice to holders indicating the dollar amount to be satisfied in cash, which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount. We will not send individual notices of such election.

•	If we do not elect to satisfy any part of the conversion obligation in cash, other than cash in lieu of any fractional shares, delivery of shares of our common stock into which the notes are converted and cash in lieu of any fractional shares will occur through the conversion agent or DTC, as the case may be, as described below as soon as practicable on or after the conversion date.

•	Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “— Conversion on or prior to the Final Notice Date,” except that the “cash settlement averaging period” shall be the 20 trading day period beginning on the final notice date.

Conversion after Irrevocable Settlement Election.  At any time prior to maturity, we may irrevocably elect, with respect to the 2010 notes, the 2012 notes or both the 2010 notes and the 2012 notes, in our sole discretion to satisfy our conversion obligation for the remaining term of the applicable notes either (i) in cash for the lesser of 100% of the principal amount of the notes converted and the conversion value of the notes converted, with any remaining amount to be satisfied in cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, or (ii) only in shares of our common stock. After making an election to pay up to the principal amount of the 2010 notes, the 2012 notes or all the notes in cash, we still may satisfy our conversion obligation, to the extent our conversion obligation exceeds the principal amount of the applicable notes converted, at our option, in cash, shares of our common stock or a combination of cash and shares of our common stock. If we choose to satisfy all or a portion of the remainder of our conversion obligation in cash, we will provide notice of our election in the same manner as set forth above under either “— Conversion on or prior to the Final Notice Date” or “— Conversion after the Final Notice Date,” as applicable. If we choose to satisfy all of the remainder of our conversion obligation in shares of our common stock, notice of our election to deliver such common stock will be deemed to have been provided on the last date of the cash settlement notice period. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “— Conversion on or prior to the Final Notice Date” and “— Conversion after the Final Notice Date,” as applicable.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the cash required to satisfy our conversion obligations. See “Risk Factors — Risks Relating to This Offering —

We may not be able to repurchase the notes upon a fundamental change or pay a holder of notes cash upon conversion of its notes.”

We will make adjustments to the applicable stock price in accordance with the indenture to account for the occurrence of certain events during the cash settlement averaging period.

Exchange in Lieu of Conversion

When a holder surrenders notes for conversion, we may direct the conversion agent to surrender, on or prior to the date of determination of the applicable stock price, such holder’s notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, an applicable designated institution must agree to deliver, in exchange for such holder’s notes, the amount of cash or shares of common stock that we would be obligated to deliver with respect to such notes, as described under “— Settlement Upon Conversion.”

If a designated financial institution accepts any such notes, it will deliver the appropriate amount of cash or a combination of cash and shares of common stock, as applicable, to the conversion agent and the conversion agent will deliver such cash or combination of cash and shares, as applicable, to the applicable holder. Any notes exchanged by a designated financial institution will remain outstanding. If a designated financial institution agrees to accept any notes for exchange but does not timely deliver the related consideration, we will, as promptly as practical thereafter, but not later than the third business day following determination of the applicable stock price, convert those notes into cash and shares of our common stock, if any, as described under “— Settlement Upon Conversion.”

Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes. If a designated financial institution declines to accept any notes surrendered for exchange, we will convert those notes into cash or a combination of cash and shares of our common stock, at our option, as described under “— Settlement Upon Conversion”. We have initially designated Credit Suisse Securities (USA) LLC to act as a designated financial institution.

Increase of Conversion Rate Upon Certain Fundamental Changes

If, in connection with a fundamental change, a holder surrenders notes for conversion at any time beginning on the effective notice date (as defined below) and until the second trading day preceding the related fundamental change repurchase date, we will increase the conversion rate by a number of shares (the “additional shares”) as described below. The increase in the conversion rate will be expressed as a number of additional shares per $1,000 principal amount of notes and is based on the date on which the fundamental change becomes effective (the “effective date”) and the price (the “stock price”) paid, or deemed to be paid, per share of our common stock in the transaction constituting the fundamental change, subject to adjustment as described under “— Conversion Rate Adjustments.” If holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share. In all other cases, the stock price will be the average of the closing sale stock prices of our common stock for the five consecutive trading days beginning on the second trading day after the date (the “effective notice date”) we give notice of such fundamental change to all record holders of the notes, which shall be within 30 trading days after the effective date of the fundamental change.

The stock prices set forth in the first column of each table below will be adjusted as of any date on which the conversion rate of the applicable notes is adjusted, as described under “— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and the increase in the conversion rate, expressed as a number of additional shares of our common stock to be received per $1,000 principal amount of 2010 notes, upon a conversion in connection with a fundamental change.

	Fundamental Change Effective Date
	March 2,	March 1,	March 1,	March 1,
Stock Price	2007	2008	2009	2010

$7.05	36.77	36.77	36.77	36.77
$8.00	27.71	26.52	24.01	19.94
$9.00	20.98	19.26	15.93	6.15
$10.00	16.17	14.20	10.60	0.00
$11.00	12.65	10.62	7.09	0.00
$12.00	10.03	8.05	4.77	0.00
$13.00	8.05	6.18	3.24	0.00
$14.00	6.54	4.80	2.22	0.00
$15.00	5.36	3.77	1.55	0.00
$16.00	4.44	2.99	1.09	0.00
$17.00	3.70	2.40	0.79	0.00
$18.00	3.11	1.95	0.58	0.00
$19.00	2.63	1.59	0.44	0.00
$20.00	2.24	1.32	0.34	0.00
$30.00	0.58	0.28	0.07	0.00
$40.00	0.17	0.08	0.01	0.00

The exact stock price and effective date may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates based on a 365-day year, as applicable;

•	if the stock price is in excess of $40.00 per share, subject to adjustment in the same manner as the stock price, no increase in the conversion rate will be made; and

•	if the stock price is less than $7.05 per share, subject to adjustment in the same manner as the stock price, no increase in the conversion rate will be made.

The following table sets forth the stock price, effective date and the increase in the conversion rate, expressed as a number of additional shares of our common stock to be received per $1,000 principal amount of 2012 notes, upon a conversion in connection with a fundamental change.

	Fundamental Change Effective Date
	March 2,	March 1,	March 1,	March 1,	March 1,	March 1,
Stock Price	2007	2008	2009	2010	2011	2012

$7.05	36.77	36.77	36.77	36.77	36.77	36.77
$8.00	28.94	28.81	28.16	26.79	24.14	19.89
$9.00	22.97	22.48	21.42	19.54	16.07	6.19
$10.00	18.58	17.87	16.60	14.48	10.75	0.00
$11.00	15.26	14.43	13.06	10.89	7.23	0.00
$12.00	12.70	11.82	10.43	8.31	4.90	0.00
$13.00	10.69	9.79	8.43	6.43	3.36	0.00
$14.00	9.08	8.20	6.90	5.04	2.33	0.00
$15.00	7.79	6.94	5.71	4.00	1.65	0.00
$16.00	6.73	5.92	4.77	3.21	1.18	0.00
$17.00	5.86	5.08	4.01	2.61	0.87	0.00
$18.00	5.14	4.40	3.41	2.14	0.65	0.00
$19.00	4.52	3.83	2.92	1.78	0.51	0.00
$20.00	4.00	3.36	2.52	1.49	0.40	0.00
$30.00	1.44	1.12	0.75	0.40	0.11	0.00
$40.00	0.61	0.46	0.29	0.15	0.04	0.00

The exact stock price and effective date may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates based on a 365-day year, as applicable;

•	if the stock price is in excess of $40.00 per share, subject to adjustment in the same manner as the stock price, no increase in the conversion rate will be made; and

•	if the stock price is less than $7.05 per share, subject to adjustment in the same manner as the stock price, no increase in the conversion rate will be made.

Our obligations to deliver the additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Notwithstanding the above, certain listing standards of Nasdaq may limit the amount by which we may increase the conversion rate pursuant to the events described above and under “— Conversion Rate Adjustments.” These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our common stock outstanding at the time the notes are issued. Accordingly, in the event of an increase in the conversion rate above that which would result in the notes, in the aggregate, becoming convertible into shares in excess of such limitations, we will, at our option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations.

Conversion Rate Adjustments

The conversion rate will be adjusted:

(1) upon the issuance of shares of our common stock as a dividend or distribution on our common stock;

(2) upon subdivisions, combinations or reclassifications of our outstanding common stock;

(3) upon the issuance to all holders of our common stock of rights or warrants entitling them to subscribe for or purchase our common stock, or securities convertible into our common stock, at a price per share or a conversion price per share less than the “current market price” (as defined in the indenture) per share on the record date for the issuance, other than a distribution of rights pursuant to any shareholder rights plan, provided that the conversion rate for the notes will be readjusted to the extent that any rights or warrants are not exercised prior to their expiration;

(4) upon the distribution to all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

•	dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

•	a distribution referred to in clause (6) below; and

•	distribution of rights pursuant to a shareholder rights plan;

(5) upon the occurrence of any dividend or any other distribution of cash, other than in connection with a liquidation, dissolution or winding up of Skyworks or as contemplated by clause (6) below, to all holders of our common stock, in which case, immediately prior to the opening of business on the business day immediately following the record date for the dividend or distribution, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect at the close of business on the record date for the dividend or distribution multiplied by a fraction:

(a) whose numerator is the average of the volume-weighted average price per share of our common stock for the five consecutive trading days ending on the date immediately preceding the “ex” date (as defined below) for such dividend or distribution; and

(b) whose denominator is the same average volume-weighted average price per share of our common stock less the per share amount of such dividend or distribution;

(6) upon the distribution of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the “current market price” (as defined in the indenture) per share of our common stock on the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to the tender or exchange offer, in which case, immediately prior to the opening of business on the “ex” date, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect immediately before the close of business on the expiration date multiplied by a fraction:

(a) whose numerator is the sum of:

(i) the aggregate amount of cash and the aggregate value of any such other consideration distributed in connection with the tender or exchange offer; and

(ii) the product of (A) such “current market price” per share of our common stock and (B) the number of shares of our common stock outstanding as of the last time (the “expiration time”) tenders or exchanges could have been made pursuant to the tender or exchange offer, excluding shares validly tendered and not withdrawn in connection with the tender or exchange offer and any shares held in our treasury; and

(b) whose denominator is the product of:

(i) such “current market price” per share of our common stock; and

(ii) the number of shares of our common stock outstanding as of the expiration time, including shares validly tendered and not withdrawn in connection with the offer, but excluding any shares held in our treasury.

For purposes hereof, the term “ex” date, means:

•	when used with respect to any dividend or distribution, the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and

•	when used with respect to any tender offer or exchange offer, the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.

No adjustment to the conversion rate will be made if Skyworks provides that the holders of the notes will participate in the distribution without conversion, or in certain other cases.

The conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Skyworks securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Skyworks or any of its subsidiaries; or

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued.

The holders will receive, upon conversion of any notes into shares of our common stock, if any, in addition to the common stock, the rights under any future rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged. See “Description of Capital Stock.”

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or combination involving Skyworks; or

•	a sale or conveyance to another person of the property and assets of Skyworks as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of the notes will generally thereafter be entitled to convert their notes into the same type of consideration received by common stock holders immediately following one of these types of events.

Subject to applicable Nasdaq listing standards, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our Board of Directors determines that such increase would be in our best interest. We are required to give at least 15 days’ prior notice of any increase in the conversion rate. Subject to applicable Nasdaq listing standards, we may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

If the applicable conversion rate is increased, holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. As a result, we may be required to pay withholding tax with respect to such deemed income. Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a holder, we may, at our option, set-off such payments against payments of cash and common stock on the notes. See “Certain United States Federal Income Tax Considerations — Consequences

to U.S. Holders — Constructive Distributions” and “Certain United States Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Dividends and Constructive Distributions.”

No adjustment in the conversion rate will be required unless it would result in a change in the conversion rate of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments.

Notwithstanding the above, certain listing standards of Nasdaq may limit the amount by which we may increase the conversion rate pursuant to the events described above and as described under “— Increase of Conversion Rate Upon Certain Fundamental Changes.” These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our common stock outstanding at the time the notes are issued. Accordingly, in the event of an increase in the conversion rate above that which would result in the notes, in the aggregate, becoming convertible into shares in excess of such limitations, we will, at our option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations.

Conversion Procedures

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent, which will initially be the trustee, through the facilities of DTC, or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed conversion notice and appropriate endorsements and transfer documents if required by the conversion agent. The “conversion date” shall be the date on which the note and all of the items required for conversion shall have been so delivered.

No separate payment or adjustment will be made for accrued and unpaid interest on a converted note or for dividends or distributions on any of our common stock issued upon conversion of a note, except as provided in the next paragraph. By delivering to the holder the cash, the shares of common stock or the combination of cash and shares of our common stock issuable upon conversion, together with a cash payment in lieu of any fractional shares, plus any other consideration due upon conversion, we will satisfy our obligation with respect to the conversion of the notes. That is, accrued interest (including additional interest), if any, will not be paid and we will not adjust the conversion rate to account for any accrued interest, including additional interest, if any.

If the holder converts after the close of business on a record date for an interest payment but prior to the corresponding interest payment date, the holder on such record date will receive on the interest payment date interest accrued on those notes, notwithstanding the conversion of notes prior to the interest payment date. Each holder, however, agrees, by accepting a note, that if the holder surrenders any notes for conversion during such period, such holder must pay us at the time such holder surrenders its note for conversion an amount equal to the interest that will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply, however, if (1) any overdue interest exists at the time of conversion with respect to the notes being converted, but only to the extent of the amount of such overdue interest or (2) the holder surrenders any notes for conversion after the close of business on the record date relating to the final interest payment date.

Holders of notes are not required to pay any taxes or duties relating to the issuance or delivery of any common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the note. Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. Delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of notes in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. A holder will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion is effective and to the extent that any shares of our common stock are issued upon conversion.

Subordination of the Notes

The indebtedness represented by the notes is subordinated to the extent provided in the indenture to the prior payment in full, in cash or other payment satisfactory to holders of senior indebtedness, of all senior indebtedness.

Upon any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or similar proceedings, payment of the principal of, premium, if any, and interest on the notes is to be subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of senior indebtedness, of all senior indebtedness.

In the event of any acceleration of the notes because of an event of default, the holders of any senior indebtedness then outstanding would be entitled to payment in full, in cash or other payment satisfactory to holders of senior indebtedness, of all obligations with respect to such senior indebtedness before the holders of the notes are entitled to receive any payment or other distribution.

We also may not make any payment on the notes if:

•	a default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, or

•	any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default (a “payment blockage notice”), from any person permitted to give this notice under the indenture.

We may resume making payments on the notes:

•	in the case of a payment default, when the default is cured or waived or ceases to exist, and

•	in the case of a nonpayment default, the earlier of (i) when the default is cured or waived or ceases to exist and (ii) 179 days after receipt of the payment blockage notice.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless and until 360 days have elapsed since our receipt of the prior payment blockage notice with respect to a nonpayment default.

No default that existed on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice with respect to a nonpayment default.

By reason of the subordination provisions described above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. These subordination provisions will not prevent the occurrence of any event of default under the indenture.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including amounts borrowed by our wholly-owned subsidiary, Skyworks USA, Inc., under its credit facility with Wachovia Bank, N.A. As of December 29, 2006, there was $50.0 million outstanding under this credit facility.

In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

As of December 29, 2006, we had no indebtedness outstanding that would constitute senior indebtedness.

“Designated senior indebtedness” means any senior indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by us in the instrument evidencing or governing such senior indebtedness as “designated senior indebtedness” for purposes of the indenture.

“Obligations” means, with respect to any indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such indebtedness.

“Senior indebtedness” means:

(a) our indebtedness; and

(b) all of our other obligations, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not post-filing interest is allowed in such proceeding, in respect of indebtedness described in clause (a) above, unless, in the case of clauses (a) and (b), in the instrument creating or evidencing such indebtedness or other obligation or pursuant to which such indebtedness or other obligation is outstanding it is provided that such indebtedness or other obligations are not superior in right of payment to the notes; provided, however, that senior indebtedness shall not include:

(i) any of our obligations to any of our subsidiaries;

(ii) any liability for Federal, state, local or other taxes owed or owing by us;

(iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business; or

(iv) our 2007 notes.

Repurchase of Notes at the Option of Holders Upon a Fundamental Change

In the event of a fundamental change (as defined below) each holder has the right at its option, subject to the terms and conditions of the indenture, to require us to repurchase some or all of such holder’s notes for cash in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the date of repurchase. We are required to repurchase the notes on a date that is not less than 15 nor more than 45 business days after the date we mail the notice referred to below.

Within 30 business days after a fundamental change has become effective, we must mail to all holders of the notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the fundamental change, which notice must state, among other things:

•	the events causing such fundamental change;

•	the date of such fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the repurchase price;

•	the repurchase date;

•	the names and addresses of the paying and conversion agents;

•	the conversion rate, and any increase to the conversion rate that will result from the fundamental change;

•	that notes with respect to which a repurchase notice is given by the holder may be converted only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

•	the procedures that holders must follow to exercise the right.

To exercise this right, a holder must transmit to the paying agent a written repurchase notice, and such repurchase notice must be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date. The repurchase notice must state:

•	the certificate numbers of the notes to be delivered by the holder, if applicable;

•	the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

•	that such notes are being tendered for repurchase pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•	the certificate numbers of the notes being withdrawn, if applicable;

•	the principal amount of notes being withdrawn, which must be $1,000 or an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the repurchase notice.

If the notes are not in certificated form, the foregoing notices from holders must comply with the applicable DTC procedures.

We have agreed under the indenture to:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes upon a fundamental change.

Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. We will cause the repurchase price for such note to be paid promptly following the later of the repurchase date or the time of delivery of such note.

If the paying agent holds money sufficient to pay the repurchase price of a note for which a repurchase notice has been delivered on the repurchase date in accordance with the terms of the indenture, then, on and after the repurchase date, the notes will cease to be outstanding and interest (including additional interest), if any, on such notes will cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

(1) any “person” or “group” becomes the “beneficial owner,” directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors and (i) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same, or (ii) we otherwise become aware of any such person or group;

(2) we consolidate with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that “beneficially owned” directly or indirectly, the shares of our voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person in substantially the same proportion amongst themselves (disregarding for this purpose any shares of voting stock (i) received as consideration for the capital stock of any person other than Skyworks or (ii) held prior to such transaction and issued by a person other than Skyworks) as such ownership immediately prior to such transaction; or

(3) our common stock ceases to be listed on Nasdaq, the New York Stock Exchange, or NYSE, or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States.

However, a merger or consolidation will be deemed not to be a fundamental change if at least 90% of all the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, in the merger or consolidation constituting the fundamental change consists of common stock traded on Nasdaq, the NYSE or another national securities exchange, or which will be so traded when issued or exchanged in connection with such merger or consolidation, and, as a result of such transaction or transactions the notes become convertible solely into such common stock.

For purposes of this fundamental change definition:

•	“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture;

•	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•	“board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

•	“capital stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

•	“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of the board of directors.

The term “all or substantially all” as used in the definition of fundamental change will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure holders how a court would interpret this phrase under applicable law if holders elect to exercise their rights following the occurrence of a transaction which such holders believe constitutes a transfer of “all or substantially all” of our assets.

This fundamental change repurchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of antitakeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the initial purchaser.

We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including unsubordinated indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including unsubordinated indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. See “Risk Factors — Risks Relating to This Offering — We may not be able to repurchase the notes upon a fundamental change or pay a holder of notes cash upon conversion of its notes.”

Events of Default

Each of the following constitutes an event of default with respect to the notes, with the 2010 notes and the 2012 notes treated as a separate classes:

(1) a default in the payment when due of any principal of any of the notes at maturity, exercise of a repurchase right or otherwise, whether or not prohibited by the subordination provisions of the indenture;

(2) a default in the payment of any interest or additional interest when due under the notes, which default continues for 30 days (whether or not prohibited by the subordination provisions of the indenture);

(3) a default in our obligation to satisfy our conversion obligation upon exercise of a holder’s conversion right, which default continues for 15 days after performance is due;

(4) a default in our obligation to provide notice of the occurrence of a fundamental change when required by the indenture;

(5) our failure to comply with any of our other agreements in the notes or the indenture upon receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure, or obtain a waiver of, such default within 60 days after we receive such notice;

(6) Skyworks or any significant subsidiary fails to make any payment of principal in excess of $20.0 million in respect of indebtedness for borrowed money, when and as the same shall become due and payable, whether at maturity or upon acceleration, and such indebtedness is not paid, or such acceleration is not rescinded, by the end of the 30th day after receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding; or

(7) certain events of bankruptcy, insolvency or reorganization of Skyworks or any significant subsidiary.

The term “significant subsidiary” means any of our subsidiaries which has: (i) consolidated assets or in which we and our other subsidiaries have investments equal to or greater than 10% of our total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of our consolidated gross revenue.

If an event of default other than an event of default described in clause (7) above with respect to Skyworks occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the affected notes then outstanding may declare the principal amount of such notes then outstanding plus any interest on such notes accrued and unpaid (including additional interest), if any, through the date of such declaration to be immediately due and payable. Any payment by us on the notes following any such acceleration will be subject to the subordination provisions described above.

The indenture provides that if an event of default described in clause (7) above with respect to Skyworks occurs, the principal amount of the notes plus accrued and unpaid interest (including additional interest), if any, will automatically become immediately due and payable. However, the effect of such provision may be limited by applicable law. Any payment by us on the notes following any such acceleration will be subject to the subordination provisions described above.

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the affected notes then outstanding may, under certain circumstances, rescind and annul such acceleration.

Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding affected notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such notes.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding affected notes may waive any default or event of default other than:

•	our uncured failure to pay principal of or any interest (including additional interest), if any, on any note when due or the payment of any repurchase price;

•	our uncured failure to convert any note into cash or a combination of cash and shares of our common stock; and

•	our uncured failure to comply with any of the provisions of the indenture that cannot be modified without the consent of the holder of each outstanding note.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of our properties and assets to any successor person, unless:

•	we are the surviving person or the resulting, surviving or transferee person, if other than us, is organized and validly existing under the laws of the United States of America, any state of the United States of America, or the District of Columbia and assumes our obligations on the notes and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although the indenture permits these transactions, some of the transactions could constitute a fundamental change of our company and permit each holder to require us to repurchase the notes of such holder as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change.” Notwithstanding anything else described under “— Consolidation, Merger and Sale of Assets,” we may transfer all or substantially all of our assets to a wholly owned subsidiary without such subsidiary assuming our obligations on the notes and under the indenture, provided that such subsidiary shall be required to guarantee the notes if it issues any debt securities or if, in the future, we issue debt securities and such subsidiary guarantees any such debt securities, in each case, to the same extent that it guaranteed such other debt securities.

Modification and Waiver

Except as described below, we and the trustee may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the holders. However, (i) if any amendment, supplement or waiver would by its terms disproportionately and adversely affect the 2010 notes or the 2012 notes, such amendment, supplement or waiver shall also require the consent of the holders of at least a majority in aggregate principal amount of the then outstanding 2010 notes or 2012 notes, as applicable, and (ii) if any amendment, waiver or other modification would only affect the 2010 notes or the 2012 notes, only the consent of the holders of at least a majority in aggregate principal amount of the then outstanding 2010 notes or 2012 notes, as applicable, will be required. In addition, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

(1) change the stated maturity of the principal of or the payment date of any installment of interest or additional interest on or with respect to the notes;

(2) reduce the principal amount or repurchase price, or the conversion rate of, any note, or the rate of interest or additional interest on any note;

(3) reduce the amount of principal payable upon acceleration of the maturity of any note;

(4) change the currency in which the principal or repurchase price or interest with respect to the notes is payable;

(5) impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

(6) modify the provisions with respect to the repurchase rights of the holders described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change” in a manner adverse to holders;

(7) adversely affect the right of holders to convert notes other than as provided in the indenture;

(8) reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the indenture; or

(9) alter the manner of calculation or rate of accrual of interest or additional interest, repurchase price or the conversion rate, except in a manner that would increase the conversion rate, on any note or extend the time for payment of any such amount.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of the holders to, among other things:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for uncertificated notes in addition to or in place of certificated notes;

(3) provide for the assumption of our obligations to holders of notes in the case of a share exchange, merger or consolidation or sale of all or substantially all of our assets;

(4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the legal rights under the indenture of any such holder;

(5) add a guarantor;

(6) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7) secure the notes;

(8) increase the conversion rate;

(9) comply with the rules of any applicable securities depositary, including DTC;

(10) conform the text of the indenture or the notes to any provision of this description of the notes to the extent that the text of this description of the notes was intended by us and the initial purchaser to be a recitation of the text of the indenture or the notes as represented by us to the trustee in an officers’ certificate;

(11) provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;

(12) modify the restrictions and procedures for resale and other transfers of notes or our common stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or

(13) amend the indenture to provide for the issuance of additional notes.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any repurchase date or by delivery of a notice of conversion or otherwise, cash, shares or other consideration (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of the Notes

We or our agents will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the sale price of our common stock and the amount of any increase in the conversion rate for any notes converted in connection with a fundamental change. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. The trustee is the paying agent, conversion agent and registrar for the notes.

If the trustee becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; if, however, after a default has occurred and is continuing, it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee, if the indenture has been qualified under the Trust Indenture Act, or resign.

Book-Entry Delivery and Form

We initially issued the notes in the form of global securities. Each global security was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as DTC’s nominee. Except as set forth below, each global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Holders may hold their beneficial interests in each global security directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of beneficial interests in each global security is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC with respect to participants’ interests, the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

Owners of beneficial interests in global securities who desire to convert their notes in accordance with the indenture should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security is able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in a global security, holders are not entitled to have the notes represented by the global security registered in their name, will not receive or be entitled to receive physical delivery of certificated securities and are not considered to be the owner or holder of any notes under the global security. We understand that, under existing industry practice, if an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and any interest on, the notes represented by the global securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities. We expect that DTC or its nominee, upon receipt of any payment of principal of, or interest on, a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any paying agent or conversion agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the applicable global security is credited, and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. If, however, DTC notifies us that it is unwilling to be a depository for a global security or ceases to be a clearing agency, and we do not appoint a successor depositary within 90 days, or if there is an event of default under the notes, we will exchange the global security for certificated securities, which we will distribute to DTC participants and which will be legended.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Registration Rights

The following summary of the registration rights provided in the registration rights agreement is not complete. Holders should refer to the registration rights agreement for a full description of the registration rights that apply to the notes. The notes and any common stock issuable upon conversion of the notes are referred to collectively as registrable securities. We will use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earliest of:

(1) two years from the effective date of the registration statement;

(2) the date when all registrable securities shall have been registered under the Securities Act and disposed of; and

(3) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

If we notify the holders in accordance with the registration rights agreement of our intention to suspend the use of the prospectus upon the occurrence of certain events, then the holders will be obligated to suspend the use of the prospectus until the requisite changes have been made, and the period of effectiveness of the registration statement provided for in clause (1) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when holders have been advised by us that the prospectus may be used or have received the amended or supplemented prospectus.

A holder of registrable securities that sells registrable securities pursuant to the registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act of 1933 in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder.

We may suspend the availability of the registration statement of which this prospectus is a part and the use of any prospectus by written notice to the holders for a period or periods not to exceed 45 consecutive days or an aggregate of 90 days in any twelve month period (we refer to each of these periods of suspension as a suspension period) without incurring such additional interest upon the occurrence of certain events relating to pending corporate developments, public filings with the SEC and similar events.

Each holder wishing to sell its registrable securities pursuant to the registration statement and related prospectus is required to deliver a questionnaire to us at least 15 business days prior to any intended distribution. As promptly as practicable after the later of receipt of a questionnaire or the expiration of any suspension period in effect when such questionnaire is delivered, we will file, if required by applicable law, a post-effective amendment to the registration statement or a supplement to this prospectus. In no event will we be required to file more than one post-effective amendment in any calendar quarter or to file a supplement or posteffective amendment during any suspension period.

We will pay all expenses incident to our performance of and compliance with the registration rights agreement, provide each holder that is selling registrable securities pursuant to the registration statement of which this prospectus is a part copies of this prospectus as reasonably requested and take other actions as are required under the terms of the registration rights agreement to permit, subject to the foregoing, unrestricted resales of the registrable securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of notes and the shares of common stock into which the notes may be converted. This summary is based upon provisions of the Internal Revenue Code of 1986, or the Code, applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note or share of common stock held as a capital asset. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes or shares of our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes, if any, except as set forth below with respect to non-U.S. holders.

If a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payment of Interest

Interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Additional Payments

We may be required to pay additional amounts to a U.S. holder in certain circumstances described above under the heading “Description of the Notes — Registration Rights.” Because we believe the likelihood that we will be obligated to make any such additional payments on the notes is remote, we intend to take the position (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments. Assuming our position is respected, a U.S. holder would be required to include in income such additional amounts at the time payments are received or accrued, if at all, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, (i) to accrue interest income at a rate higher than the stated interest rate on the notes regardless of their method of tax accounting, (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note, and (iii) treat the entire amount of recognized gain upon a conversion of notes as taxable. Our determination that the notes are not contingent payment debt instruments is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner that is required by applicable U.S. Treasury regulations.

Market Discount

A U.S. holder that acquires a note at a price less than the note’s stated redemption price at maturity (generally, the sum of all payments required under the note other than payments of stated interest) may be affected by the “market discount” rules of the Internal Revenue Code. Subject to a de minimis exception, the market discount rules generally require a U.S. holder who acquires a note at a market discount to treat any principal payment on the note and any gain recognized on any disposition of the note as ordinary income to the extent of the accrued market discount, not previously included in income, at the time of such payment or disposition. In general, the amount of market discount that has accrued is determined on a straight-line basis over the remaining term of the note as of the time of acquisition, or, at the election of the holder, on a constant yield basis. Such an election applies only to the note with respect to which it is made and may not be revoked.

A U.S. holder of a note acquired at a market discount also may elect to include the market discount in income as it accrues. If a U.S. holder so elects, the rules discussed above with respect to ordinary income recognition resulting from the payment of principal on a note or the disposition of a note would not apply, and the holder’s tax basis in the note would be increased by the amount of the market discount included in income at the time it accrues. This election would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

A U.S. holder may be required to defer until maturity of the note, or, in certain circumstances, its earlier disposition, the deduction of all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry a note with market discount, unless the holder elects to include market discount in income on a current basis.

Upon the conversion of a note into common stock or a combination of cash and common stock, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of such common stock will be treated as ordinary income to the extent of such accrued market discount.

Amortizable Bond Premium

If a U.S. holder acquires a note for a price that is in excess of the note’s stated redemption price at maturity, the U.S. holder generally will be considered to have acquired a note with “amortizable bond premium.” Amortizable bond premium, however, does not include any premium attributable to the conversion feature of the note. A U.S. holder may elect to amortize amortizable bond premium on a constant yield basis. The amount amortized in any year generally will be treated as a deduction against the holder’s interest income on the note. If the amortizable bond premium allocable to a year exceeds the amount of interest income allocable to that year, the excess would be allowed as a deduction for that year but only to the extent of the holder’s prior inclusions of interest income, net of any deductions for bond premium, with respect to the note. The premium on a note held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognizable on the disposition of the note. The election to amortize the premium on a constant yield basis generally applies to all bonds held or subsequently acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale, Redemption or Other Taxable Disposition of Notes

Except as provided below under “Consequences to U.S. Holders — Conversion of Notes,” a U.S. holder will generally recognize gain or loss upon the sale, redemption or other taxable disposition of a note (including an exchange described in “Description of the Notes — Conversion of Notes — Exchange in Lieu of Conversion”) equal to the difference between the amount realized (less accrued interest which will be taxable as such) upon such sale, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note increased by the amount of any accrued market discount previously included in the holder’s income and decreased by the amount of any amortizable bond premium previously deducted by the holder. Subject to the discussion above regarding market discount, any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2011. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

Upon conversion of the notes, we may deliver solely shares of our common stock, solely cash, or a combination of cash and shares of our common stock, as described above under “Description of the Notes — Conversion of Notes — Settlement Upon Conversion.”

A U.S. holder of notes generally will not recognize gain or loss on the conversion of the notes solely into shares of common stock, other than cash received in lieu of fractional shares, which will be treated as described below, and other than amounts attributable to accrued interest, which will be taxable as such. The U.S. holder’s tax basis in the shares of common stock received upon conversion of the notes, other than common stock attributable to accrued interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received, will be equal to the holder’s aggregate tax basis in the notes converted, less any portion allocable to cash received in lieu of fractional shares. The holding period of the shares of common stock received by the holder upon conversion of notes generally will include the period during which the holder held the notes prior to the conversion, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.

Subject to the discussion above regarding market discount, cash received in lieu of a fractional share of common stock will be treated as a payment in exchange for the fractional share and generally will result in capital gain or loss. Gain or loss recognized on the receipt of cash paid in lieu of fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share exchanged.

In the event that we deliver solely cash upon such a conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition, as described above under “Consequences to U.S. Holders — Sale, Redemption or Other Taxable Disposition of Notes.”

In the event that we deliver common stock and cash upon such a conversion, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a taxable exchange, in whole or in part, as discussed below.

Treatment as a Recapitalization.  If we pay a combination of cash and stock in exchange for notes upon conversion, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that, as a result, the exchange would be treated as a recapitalization. Subject to the discussion above regarding market discount, in such case, capital gain, but not loss, would be recognized equal to the excess of the sum of the fair market value of the common stock and cash received, other than amounts attributable to accrued interest, which will be treated as such, over a U.S. holder’s adjusted tax basis in the notes, but in no event should the gain recognized exceed the amount of cash received, excluding amounts attributable to accrued interest and cash in lieu of fractional shares. Subject to the discussion above regarding market discount, the amount of capital gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. holder would receive in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share.

The tax basis of the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received) would equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s holding period for shares of common stock would include the period during which the U.S. holder held the notes, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.

Alternative Treatment as Part Conversion and Part Sale.  If the conversion of a note into cash and common stock were not treated as a recapitalization, the cash payment received would generally be treated as proceeds from the sale of a portion of the note and taxed in the manner described under “Consequences to U.S. Holders — Sale, Redemption or Other Taxable Disposition of Notes” above (or in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share), and the common stock received should be treated as having been received upon a conversion of the note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued interest. In such case, the U.S. holder’s tax basis in the note would generally be allocated pro rata among the common stock received, other than common stock received with respect to accrued interest, the fractional share that is treated as sold for cash and the portion of the note that is treated as sold for cash. The holding period for the common stock received in the conversion would include the holding period for the notes, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.

Alternative Treatment as a Fully Taxable Event.  If the conversion of a note into cash and common stock were not treated as a recapitalization, it is possible that the IRS would treat the conversion as a fully taxable event. In such case, a U.S. holder would generally recognize gain or loss in a taxable disposition in the manner described above under “Consequences to U.S. Holders — Sale, Redemption or Other Taxable Disposition of Notes,” the U.S. holder’s tax basis in the stock would equal its fair market value on the date of the conversion, and the holding period of the stock would begin on the day immediately after the date of the conversion.

Distributions

If a U.S. holder receives shares of our common stock upon a conversion of the notes, distributions made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. With respect to dividends received by individuals, for taxable years beginning before January 1, 2011, such dividends may be taxed at the lower applicable long-term capital gains rates if certain holding period requirements are satisfied. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, as described in “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments” and “— Increase of Conversion Rate Upon Certain Fundamental Changes.” Adjustments or failures to make adjustments that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon certain fundamental changes, may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, a U.S. holder generally will be deemed to have received a distribution even if the U.S. holder has not received any cash or property as a result of such adjustment. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the description above under “Distributions.” It is not clear whether a constructive dividend deemed paid to a U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay backup withholding taxes on behalf of a U.S. holder because such U.S. holder failed to establish an exemption from backup withholding taxes, we may, at our option, set-off any such payment against payments of cash and common stock payable on the notes.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

Subject to the discussion above regarding market discount, upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a maximum U.S. federal income tax rate of 15%, which maximum is currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient, such as a corporation. A backup withholding tax will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not be applied to any payment of interest to a non-U.S. holder provided that:

•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

•	(a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person, which certification may be made on an IRS Form W-8BEN or other applicable form, or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or other applicable form claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% or lesser rate under an applicable income tax treaty of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

If we fail to register the notes as agreed, we will be required to pay additional interest, which may be subject to U.S. withholding tax. We intend to withhold tax at a rate of 30% on any payment of such interest made to a non-U.S. holder unless we receive certain certifications from the non-U.S. holder claiming that such payments are subject to reduction or elimination of withholding under an applicable treaty or that such payments are effectively connected with such holder’s conduct of a trade or business in the United States, as described above. If we withhold tax from any payment of additional interest made to a non-U.S. holder and such payment were determined not to be subject to U.S. federal tax, a non-U.S. holder would be entitled to a refund of any tax withheld.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “Consequences to U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a non-U.S. holder, we may, at our option, set-off any such payment against payments of cash and common stock payable on the notes.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock

Gain realized by a non-U.S. holder on the sale, certain redemptions or other taxable disposition of common stock or a note (including an exchange described in “Description of the Notes — Exchange in Lieu of Conversion,”), as well as upon the conversion of a note into cash or into a combination of cash and stock, will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the notes or common stock, as the case may be; provided, that as long as our common stock is regularly traded on an established securities market, generally only non-U.S. holders who have held more than 5% of such class of stock at any time during such five-year or shorter period would be subject to taxation under this rule. We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, conversion or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States. Any common stock which a non-U.S. holder receives on the conversion of a note that is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “Consequences to Non-U.S. Holders — Payments of Interest.”

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders — Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

U.S. Federal Estate Taxes

A note beneficially owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:

•	the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code; and

•	interest payments with respect to such note would not have been, if received at the time of the individual’s death, effectively connected with the conduct of a U.S. trade or business by the individual.

Common stock owned or treated as owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death (including stock treated as owned by such non-U.S. holder by reason of a transfer subject to certain retained powers, or by reason of any transfer within three years of death) will be included in the individual’s estate for U.S. federal estate tax purposes and thus will be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

PLAN OF DISTRIBUTION

We are registering the notes and the shares of our common stock issuable upon conversion of the notes to permit public secondary trading of these securities by the selling security holders from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than selling expenses, including any underwriting discounts and commissions, registration expenses incurred by selling security holders, and expenses and fees for one counsel in connection with the registration and sale of the notes and the shares of our common stock issuable upon conversion of the notes covered by this prospectus.

We will not receive any of the proceeds from the offering of the notes or the shares of our common stock issuable upon conversion of the notes by the selling security holders, which term includes their transferees, pledgees, donees and successors. The selling security holders may pledge or grant a security interest in some or all of the notes or shares of common stock issuable upon conversion of the notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the notes or shares of common stock issuable upon conversion of the notes from time to time pursuant to this prospectus. The notes and shares of common stock issuable upon conversion of the notes may be sold from time to time directly by any selling security holder or, alternatively, through underwriters, broker-dealers or agents. If notes or shares of common stock issuable upon conversion of the notes are sold through underwriters, broker-dealers or agents, the selling security holder will be responsible for underwriting discounts or commissions or agents’ commissions and their professional fees.

The notes and shares of common stock issuable upon conversion of the notes may be sold:

•	in one or more transactions at fixed prices;

•	at prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected in transactions, which may involve crosses or block trades or transactions in which the broker acts as agent for the seller and the buyer:

•	on any national securities exchange on which the notes or shares of common stock issuable upon conversion of the notes may be listed at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on a national securities exchange or in the over-the-counter market;

•	through the settlement of short sales; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In connection with sales of the notes or shares of common stock issuable upon conversion of the notes or otherwise, any selling security holder may:

•	enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes or shares of common stock issuable upon conversion of the notes in the course of hedging the positions they assume;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of notes or shares of common stock issuable upon conversion of the notes, which the broker-dealer or other financial institutions may resell pursuant to this prospectus;

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions;

•	sell short and deliver notes or shares of common stock issuable upon conversion of the notes to close out the short positions; or

•	loan or pledge notes or shares of common stock issuable upon conversion of the notes to broker-dealers that in turn may sell the securities.

Our outstanding common stock is publicly traded on the Nasdaq Global Select Market. We do not intend to apply for listing of the notes on any securities exchange. The notes are currently designated for trading on The PORTALSM Market. However, we cannot assure any holder that any trading market will develop or the notes will have any liquidity.

Selling security holders and any broker-dealers, agents or underwriters that participate with selling security holders in the distribution of the notes or the shares of common stock issuable upon conversion of the notes may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by selling security holders on the resales of the notes or the shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Selling security holders and any other person participating in the sale of the notes or the shares of common stock issuable upon conversion of the notes will be subject to the Securities Exchange Act of 1934. The Securities Exchange Act of 1934 rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the shares of common stock issuable upon conversion of the notes by selling security holders and any other such person. In addition, Regulation M of the Securities Exchange Act of 1934 may restrict the ability of any person engaged in the distribution of the notes and the shares of common stock issuable upon conversion of the notes to engage in market-making activities with respect to the particular notes and the shares of common stock issuable upon conversion of the notes being distributed for a period of up to five business days before the commencement of such distribution. This may affect the marketability of the notes and the shares of common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes and the shares of common stock issuable upon conversion of the notes.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144, Rule 144A, or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A, or any of the other available exemption rather than pursuant to this prospectus.

There is no assurance that any selling security holder will sell any or all of the notes or shares of common stock issuable upon conversion of the notes described in this prospectus, and any selling security holder may transfer, devise or gift the securities by other means not described in this prospectus.

On March 2, 2007, we issued and sold the notes in a private placement to the initial purchaser. We have agreed to indemnify the initial purchaser against liabilities or to contribute to payments which it may be required to make in that respect. Pursuant to the registration rights agreement, we have agreed to indemnify holders of notes and each person, if any, who controls within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 the holders, from and against certain liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934 or otherwise, or such persons will be entitled to contribution in connection with these liabilities. Pursuant to the registration rights agreement, the selling security holders have agreed, severally and not jointly, to indemnify us and each of our directors, officers and control persons from certain liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934 or otherwise, or we will be entitled to contribution in connection with these liabilities.

We have agreed pursuant to the registration rights agreement to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earliest of:

•	two years from the effective date of the registration statement;

•	the date when all registrable securities shall have been registered under the Securities Act of 1933 and disposed of; and

•	the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act of 1933.

The registration rights agreement provides that we may suspend the availability of the registration statement of which this prospectus is a part and the use of any prospectus by written notice to the holders for a period or periods not to exceed 45 consecutive days or an aggregate of 90 days in any twelve month period, under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP of Boston, Massachusetts.

EXPERTS

The consolidated financial statements and schedule of Skyworks Solutions, Inc. and subsidiaries as of September 29, 2006 and September 30, 2005, and for each of the years in the three-year period ended September 29, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of September 29, 2006 (which is included in Management’s Report on Internal Control over Financial Reporting), have been incorporated by reference herein and into the registration statement of which this prospectus is a part, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 29, 2006, consolidated financial statements includes an explanatory paragraph that refers to Skyworks Solutions, Inc.’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective October 1, 2005.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Skyworks Solutions, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$6,140
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Miscellaneous expenses	2,860

Total expenses	$39,000

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Skyworks Solutions, Inc. has included such a provision in its Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Section 14 of Skyworks’ Second Amended and Restated By-laws provides that a director or officer:

•	Shall be indemnified by Skyworks against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in any action, suit or proceeding (other than an action by or in the right of Skyworks) brought against such person by virtue of his or her position as a Skyworks’ director or officer if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Skyworks, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

•	Shall be indemnified by Skyworks against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Skyworks brought against such person by virtue of his or her position as a Skyworks’ director or officer if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Skyworks, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Skyworks unless a court shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

In addition, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding such person is required to be indemnified by Skyworks against expenses (including attorneys’ fees) actually and reasonably incurred. Expenses will be advanced to a director or officer at such person’s request, provided that he or she undertakes to repay the amount received if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

Skyworks Solutions, Inc. has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16.	Exhibits

Exhibit
Number		Description

4.1		Amended and Restated Certificate of Incorporation of the Registrant.
4.2		Second Amended and Restated By-laws of the Registrant.
4	.3(1)	Indenture, dated as of March 2, 2007, between the Registrant and U.S. Bank National Association, as Trustee.
4.4		Form of 1 1/4% Convertible Subordinated Note due 2010.
4.5		Form of 1 1/2% Convertible Subordinated Note due 2012.
4	.6(2)	Registration Rights Agreement, dated March 2, 2007, between the Registrant and Credit Suisse Securities (USA) LLC.
4	.7(3)	Specimen Certificate of Common Stock.
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG LLP.
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
24.1		Power of Attorney (See page II-5 of this Registration Statement).
25.1		Statement of Eligibility of Trustee on Form T-1.

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2007.

(2)	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2007.

(3)	Incorporated by reference to Exhibit 4 to the Registrant’s Form S-3 filed on July 15, 2002.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on March 8, 2007.

SKYWORKS SOLUTIONS, INC.

By:	/s/ David J. Aldrich
David J. Aldrich
Chief Executive Officer, President and Director

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Skyworks Solutions, Inc., hereby severally constitute and appoint David J. Aldrich, Allan M. Kline, and Mark V.B. Tremallo and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Skyworks Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Aldrich David J. Aldrich	Chief Executive Officer, President and Director (Principal Executive Officer)	March 8, 2007

/s/ Allan M. Kline Allan M. Kline	Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2007

Dwight W. Decker	Chairman of the Board

/s/ Kevin L. Beebe Kevin L. Beebe	Director	March 8, 2007

/s/ Moiz M. Beguwala Moiz M. Beguwala	Director	March 8, 2007

/s/ Timothy R. Furey Timothy R. Furey	Director	March 8, 2007

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	March 8, 2007

Signature	Title	Date

/s/ Thomas C. Leonard Thomas C. Leonard	Director	March 8, 2007

/s/ David P. McGlade David P. McGlade	Director	March 8, 2007

/s/ David J. McLachlan David J. McLachlan	Director	March 8, 2007

Robert A. Schriesheim	Director

EXHIBIT INDEX

Exhibit
Number		Description

4.1		Amended and Restated Certificate of Incorporation of the Registrant.
4.2		Second Amended and Restated By-laws of the Registrant.
4	.3(1)	Indenture, dated as of March 2, 2007, between the Registrant and U.S. Bank National Association, as Trustee.
4.4		Form of 1 1/4% Convertible Subordinated Note due 2010.
4.5		Form of 1 1/2% Convertible Subordinated Note due 2012.
4	.6(2)	Registration Rights Agreement, dated March 2, 2007, between the Registrant and Credit Suisse Securities (USA) LLC.
4	.7(3)	Specimen Certificate of Common Stock.
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG LLP.
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
24.1		Power of Attorney (See page II-5 of this Registration Statement).
25.1		Statement of Eligibility of Trustee on Form T-1.

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2007.

(2)	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2007.

(3)	Incorporated by reference to Exhibit 4 to the Registrant’s Form S-3 filed on July 15, 2002.